UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Belo Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2012

Dear Fellow Shareholder:

I am pleased to invite you to attend our 2012 annual meeting of shareholders, which will be held on Tuesday, May 8, 2012, in The Belo Building at 400 South Record Street, Dallas, Texas. The meeting will be held on the third floor in the auditorium. A map is included for your use.

Materials being provided include the formal Notice of Annual Meeting, the 2012 proxy statement, and Belo’s 2011 annual report. If you requested printed versions of these materials by mail, these materials also include a proxy/voting instruction card for the annual meeting. Most of the Company’s shareholders were mailed a Notice of Internet Availability of Proxy Materials with instructions for electronically accessing all of these proxy materials and for voting via the Internet. This approach allows us to provide our shareholders with the information needed to vote their shares while reducing delivery costs and the impact on the environment. The Notice of Internet Availability of Proxy Materials provides information on how you may obtain printed copies of our proxy materials free of charge, if you so choose.

The accompanying proxy statement tells you more about the agenda and voting procedures for the meeting. It also describes how the Board operates and provides information about our directors, including those nominated for election at this year’s meeting. At the meeting, you will hear a report on Belo’s operations and have a chance to meet your directors and executive officers.

Whether or not you attend the annual meeting, it is important that your shares be represented at the meeting. I encourage you to vote your shares as soon as possible by returning your proxy/voting instruction card or by voting using the Internet or telephone voting procedures outlined in the accompanying materials or in the Notice of Internet Availability of Proxy Materials.

I hope to see you on May 8th.

Sincerely,

Dunia A. Shive President and Chief Executive Officer

Belo Corp.    www.belo.com 400 South Record Street Dallas, Texas 75202-4841 Tel. 214.977.6606 Fax 214.977.6603

Belo Corp.

400 South Record Street

Dallas, Texas 75202-4841

www.belo.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2012

To Belo Shareholders:

Please join us for the 2012 annual meeting of shareholders of Belo Corp. (“Belo” or the “Company”). The meeting will be held on Tuesday, May 8, 2012, at 11:00 a.m., Dallas, Texas time, in the third floor auditorium of The Belo Building at 400 South Record Street, Dallas, Texas.

At the meeting, the holders of Belo Series A common stock and Belo Series B common stock will act on the following matters:

1.	Election of the four Class II directors named in the proxy statement;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm;

3.	Approval of the Company’s Amended and Restated Certificate of Incorporation; and

4.	Any other matters that may properly come before the meeting.

All record holders of shares of Belo Series A common stock and Belo Series B common stock at the close of business on March 15, 2012 are entitled to vote at the meeting or at any postponement or adjournment of the meeting.

As permitted by the rules of the Securities and Exchange Commission, we are furnishing our proxy materials to shareholders via the Internet. Most of the Company’s shareholders were mailed a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The electronic delivery of our proxy materials will expedite receipt of the materials by our shareholders, reduce our printing and mailing costs, and reduce the impact on the environment.

The Notice of Internet Availability of Proxy Materials identifies the date, time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a Web site where shareholders can access the proxy materials and vote their shares; and a toll-free telephone number, an e-mail address, and a Web site where shareholders can request a paper or e-mail copy of their proxy materials, including our proxy statement, annual report to shareholders, and form of proxy/voting instruction card, free of charge.

By Order of the Board of Directors

GUY H. KERR
Secretary

March 23, 2012

Belo Corp.

400 South Record Street

Dallas, Texas 75202-4841

www.belo.com

PROXY STATEMENT

For the Annual Meeting of Shareholders

To Be Held On May 8, 2012

This proxy statement contains information related to the annual meeting of shareholders of Belo Corp. (“Belo” or the “Company”) to be held on Tuesday, May 8, 2012, beginning at 11:00 a.m., Dallas, Texas time, in The Belo Building at 400 South Record Street, Dallas, Texas, and any postponement or adjournment of the meeting. The meeting will be held on the third floor in the auditorium.

A Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed or otherwise sent to Belo shareholders on or about March 23, 2012. Paper copies of this proxy statement and related proxy/voting instruction card will be distributed to shareholders beginning on or about March 29, 2012.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Shareholders to be held on May 8, 2012. Belo’s 2012 proxy statement and 2011 annual report, which includes consolidated financial statements for the year ended December 31, 2011, are available at http://www.proxyvoting.com/blc. These documents are also posted on our Web site at www.belo.com/invest/.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the 2012 annual meeting, shareholders will act on matters outlined in the accompanying notice, including the election of directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, approval of the Company’s Amended and Restated Certificate of Incorporation, and any other matters properly brought before the meeting. Management will report on Belo’s performance in 2011 and respond to questions and comments from shareholders.

Who can attend the annual meeting?

Shareholders and guests of Belo may attend the annual meeting.

Who may vote at the meeting?

Only shareholders who owned Belo shares at the close of business on March 15, 2012, the record date, or their duly appointed proxies, are entitled to vote at the meeting or at any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the close of business on the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 94,244,578 shares of Series A common stock and 9,804,941 shares of Series B common stock were outstanding and entitled to vote.

What are the voting rights of the holders of Series A common stock and Series B common stock?

Holders of Belo Series A and Series B common stock vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

Why did I receive a one-page Notice of Internet Availability of Proxy Materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials via the Internet and has sent a Notice to its shareholders. Shareholders can access the proxy materials on the Web site referred to in the Notice or request to receive free of charge a printed set of the proxy materials, including a proxy/voting instruction card. Instructions on how to access the proxy materials over the Internet or to request a printed copy are set out in the Notice. If you hold Belo shares in your Belo Savings Plan account or in your A. H. Belo Savings Plan account, the Notice also has instructions on how to provide your proxy and/or voting instructions via the Internet.

In addition, all shareholders may request to receive proxy materials electronically by e-mail on an ongoing basis by following the instructions in the paragraph captioned “How to Receive Future Proxy Statements and Annual Reports Online” in the “Annual Report and Additional Materials” section of this proxy statement. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce printing and mailing costs and any environmental impact of its shareholder meetings.

What constitutes a quorum to conduct business at the meeting?

In order to carry on the business of the meeting, we must have a quorum present in person or by proxy. A majority of the voting power of the outstanding shares of common stock eligible to vote and at least one-third of the outstanding shares entitled to vote must be present at the meeting, in person or by proxy, in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

How do I cast my vote?

You may receive more than one Notice or voting card depending on how you hold your shares. It is important that you follow the instructions on each card or Notice and vote the shares represented by each card or Notice separately.

Shareholders of record.    If you hold shares directly and are listed as a shareholder on Belo’s stock records, you may vote in person if you attend the meeting or you may vote by proxy, which gives the proxy holder the right to vote your shares on your behalf. You may vote by proxy online via the Internet, by telephone, or, if you request copies of the proxy materials, by completing and returning your proxy card in the envelope provided. Shares represented by proxy cards that are properly completed and submitted will be voted in accordance with the shareholder’s instructions.

Shares held in broker or other nominee name (“street name”).    If you hold shares in street name, you have the right to instruct your broker or other nominee on how to vote those shares on your behalf and you will receive a Notice or, if you request, a copy of the proxy materials, including a voting instruction form, from them. Alternatively, you may vote these shares in person at the meeting by following the instructions below under “How do I vote in person.”

Shares held in your Belo Savings Plan account or in your A. H. Belo Savings Plan account.    These shares may be voted only by the plan trustee, but you may instruct the plan trustee on how to vote them. Information on how to provide voting instructions to the plan trustee via the Internet is set out in the Notice. The Notice also includes information on how to obtain paper copies of the proxy materials, including a voting instruction card, if you so desire. (For more information, please refer to the question and answer “How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan” below.)

If you want to vote using the Internet or telephone, please follow the instructions on each proxy/voting instruction card or the Notice and have the proxy/voting instruction card or the Notice available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy/voting instruction cards must be received, and votes cast using the Internet or telephone must be cast, by the date and time noted on the card or in the Notice.

How do I vote in person?

For shares held of record in your name, you may vote in person by completing a ballot at the annual meeting. If you plan to vote in person but hold shares through a broker or other nominee, you must provide a “legal proxy” from the broker or nominee evidencing your authority to vote shares the broker held for your account at the close of business on March 15, 2012. You must contact your brokerage firm directly in advance of the annual meeting to obtain a legal proxy. Voting instructions with respect to shares held in the Belo Savings Plan or the A. H. Belo Savings Plan must be submitted by May 6, 2012, and may not be provided at the meeting.

Blank ballots will be available at the registration table at the meeting. Completed ballots may be deposited at the registration table and a call for completed ballots will be made during the course of the meeting prior to the close of the polls.

Can I change my vote or revoke my proxy prior to the final voting?

Yes. For shares held of record in your name, you may revoke your proxy (including an Internet or telephone vote) by:

➢	filing a written notice of revocation with the corporate Secretary of Belo Corp. at any time prior to the annual meeting;

➢	delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card;

➢	submitting a new proxy by Internet or telephone by the voting deadline set forth on the proxy card; or

➢	voting by ballot at the meeting. Attendance at the meeting does not by itself revoke a previously granted proxy.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

For information on how to revoke or modify previously given voting instructions with respect to shares held through one of the Savings Plans, please see “How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan” below.

How do I vote my shares held in the Belo Savings Plan or in the A. H. Belo Savings Plan?

Fidelity Management Trust Company is the plan trustee for both the Belo Savings Plan and the separate A. H. Belo Savings Plan maintained by A. H. Belo (together, the “Savings Plans”). Only the plan trustee can vote the shares held by the Savings Plans. If you participate in either of these Savings Plans and had full shares of Belo Corp. common stock credited to your account as of the record date, you received a Notice in lieu of paper copies of our proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet and how to request a printed set of the proxy materials, including a voting instruction card, if you desire to do so. The Notice also has information on how to provide your voting instructions to the plan trustee via the Internet or telephone. You will not be able to vote these shares in person at the annual meeting.

Because of the time required to tabulate voting instructions from participants in the Savings Plans before the annual meeting, the trustee must receive your voting instructions by May 6, 2012. If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, the trustee will vote your shares FOR the nominees standing for election as directors named in this proxy statement, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and FOR the approval of the Company’s Amended and Restated Certificate of Incorporation. In addition, at its discretion, the trustee of the Savings Plans will be authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting. If the trustee does not receive instructions from you (by Internet, telephone or voting instruction card) by May 6, 2012, the trustee will vote your shares in the same proportion as the shares in your particular Savings Plan for which voting instructions have been received from other plan participants. You may revoke or modify previously given voting instructions by May 6, 2012, by submitting a new voting instruction by Internet or telephone, filing with the trustee either a written notice of revocation or submitting a properly completed and signed voting instruction card by that date.

What happens if I do not give specific voting instructions?

If you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or you sign and return a proxy card or voting instruction form without giving specific voting instructions, then the proxy holders or the trustee of the Savings Plans, as appropriate, will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement, as follows: FOR the nominees standing for election as directors named in this proxy statement, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and FOR approval of the Company’s Amended and Restated Certificate of Incorporation. In addition, the proxy holders or the trustee of the Savings Plans, as appropriate, may vote in their discretion on any other matter that properly may come before the annual meeting or any adjournment or postponement of the annual meeting.

If you hold your shares through a broker, and you do not provide any voting instructions on the Internet or by telephone and do not return a voting instruction form, your broker may vote your shares at its discretion only on certain “routine matters.” If the organization that holds your shares does not receive any voting instructions from you, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote your shares with respect to “non-routine” matters. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The Company believes that Proposal Two, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, is a “routine matter” on which brokers will be permitted to vote uninstructed shares. With respect to all other matters, however, your broker may not vote your shares for you without instructions and the aggregate number of unvoted shares is reported as the “broker non-vote.” The Company believes that the election of directors (Proposal One) and approval of the Company’s Amended and Restated Certificate of Incorporation (Proposal Three) are not “routine matters” and a broker or other nominee will not be permitted to vote any uninstructed shares on Proposals One and Three.

How are broker non-votes and abstentions treated?

For Proposal One (election of directors), abstentions and broker non-votes have no effect. For Proposal Two (ratification of the appointment of Ernst & Young LLP) and Proposal Three (approval of the Amended and Restated Certificate of Incorporation), abstentions and broker non-votes have the effect of negative votes, meaning that abstentions and broker non-votes will be counted in the denominator, but not the numerator, in determining whether a matter has received sufficient votes to be approved.

What vote does the Board recommend?

The Board recommends a vote:

FOR all director nominees named in this proxy statement;

FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm;

and

FOR approval of the Company’s Amended and Restated Certificate of Incorporation.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What number of votes is required to approve each proposal?

†    Election of directors (Proposal One) — The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among any number of candidates as you see fit. Votes that are instructed to be withheld with respect to the election of one or more directors will not be voted for the director or directors indicated, although they will be counted for purposes of determining whether a quorum is present. Shares held in broker or street name cannot be voted on this proposal without your instruction.

Additionally, if an incumbent director does not receive the affirmative vote of at least a majority of the votes cast with respect to that director’s election at the annual meeting (which for this purpose includes votes cast “for” the director’s election and votes to withhold authority with respect to the director’s election), then that director is required to promptly tender his or her resignation and the Board will act on such resignation as provided in the Company’s Corporate Governance Guidelines, the applicable portion of which is attached to this proxy statement as Appendix A. All nominees standing for election at the 2012 annual meeting of shareholders are incumbent directors.

†    Ratification of appointment of independent registered public accounting firm (Proposal Two) — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2012. With respect to shares held in broker or street name, your broker has discretion to vote any uninstructed shares on this matter.

†    Approval of the Company’s Amended and Restated Certificate of Incorporation (Proposal Three) —The affirmative vote of a majority of the voting power of the outstanding shares of common stock entitled to vote is required to approve the Company’s Amended and Restated Certificate of Incorporation. Shares held in broker or street name cannot be voted on this proposal without your instruction.

†    Other matters — Unless otherwise required by law or the Company’s Certificate of Incorporation, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that properly may come before the meeting.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the annual meeting.

PROXY SOLICITATION

Your proxy is being solicited on behalf of Belo’s Board of Directors. In addition to use of the mails, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees, and agents of Belo. Belo pays the costs of this proxy solicitation.

We have hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to assist in soliciting proxies from beneficial owners of shares held in the names of brokers and other nominees, and have agreed to pay Morrow & Co., LLC a fee of $8,500 plus its related costs and expenses. We also supply brokers, nominees, and other custodians with proxy forms, proxy statements, and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees, and other custodians for their reasonable expenses.

BELO CORP. STOCK OWNERSHIP

The following tables set forth information as of March 15, 2012, about the beneficial ownership of Belo Corp. common stock by our current directors, nominees for election as director, the executive officers named in the Summary Compensation Table (the “named executive officers” or “NEOs”), all directors and executive officers as a group, and by each person known to Belo to own more than 5% of the outstanding shares of Belo Series A or Series B common stock. At the close of business on March 15, 2012, there were 94,244,578 Series A shares, 9,804,941 Series B shares, and 104,049,519 combined Series A and Series B shares issued and outstanding.

Under the rules of the SEC, the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days of the record date pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership of shares rather than direct ownership of issued and outstanding shares, except as described in footnote (1) to the table below.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned. For example, the shares of Belo common stock beneficially owned by all directors and named executive officers as a group, representing 12.2% of the outstanding shares of Series A and Series B common stock, have combined voting power of 54.5%.

Belo Corp. Stock Ownership of Directors and Executive Officers

Shares of Common Stock Beneficially Owned And Percentage of Outstanding Shares as of March 15, 2012(1) (2) (3) (4)
	Series A		Series B		Combined Series A and Series B		Combined Series A and Series B
Name	Number	Percent	Number	Percent	Number	Percent	Votes	Percent
Dunia A. Shive*+	207,911	**	578,630	5.6%	786,541	**	5,994,211	3.0%
Carey P. Hendrickson +	23,807	**	98,540	1.0%	122,347	**	1,009,207	**
Peter L. Diaz +	66,658	**	224,860	2.2%	291,518	**	2,315,258	1.2%
Guy H. Kerr +	142,827	**	311,460	3.1%	454,287	**	3,257,427	1.7%
Peter A. Altabef *¿	4,664	**	0	**	4,664	**	4,664	**
Henry P. Becton, Jr.*¿	38,972	**	61,119	**	100,091	**	650,162	**
Judith L. Craven, M.D, M.P.H.*	30,219	**	61,119	**	91,338	**	641,409	**
Robert W. Decherd*	209,240	**	5,680,724	53.1%	5,889,964	5.6%	57,016,480	28.3%
Dealey D. Herndon*	141,141	**	2,127,367	21.6%	2,268,508	2.2%	21,414,811	11.1%
James M. Moroney III*¿	234,916	**	2,490,674	24.7%	2,725,590	2.6%	25,141,656	12.9%
Wayne R. Sanders*	61,141	**	53,924	**	115,065	**	600,381	**
M. Anne Szostak*	46,141	**	44,125	**	90,266	**	487,391	**
McHenry T. Tichenor, Jr.*	34,926	**	0	**	34,926	**	34,926	**
Lloyd D. Ward*¿	6,326	**	68,319	**	74,645	**	689,516	**
All directors, director nominees and executive officers as a group (14 persons)	1,248,889	1.3%	11,800,861	94.8%	13,049,750	12.2%	119,257,499	54.5%

*	Director

¿	Nominee

+	Executive Officer

**	Less than one percent

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If the Series A total included shares into which Series B shares held are convertible, the persons listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Robert Decherd, 5.9%; Jim Moroney, 2.8%; Dealey Herndon, 2.4%; and all directors and executive officers as a group, 12.3%. All other persons listed would be deemed to beneficially own less than 1% of the Series A shares. These percentages are calculated by taking the person’s number of combined Series A and Series B shares as reflected in the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus (b) the total of Series B shares owned by the person as reflected in the table above, plus (c) the person’s exercisable Series A stock options plus shares issuable upon the vesting and payment of restricted stock unit (“RSU”) awards listed in footnote (3) to the table.

The family relationships among the directors and named executive officers are as follows: Robert Decherd and Dealey Herndon are brother and sister. Jim Moroney is their second cousin.

The following shares are included in the individual’s holdings because the individual has either sole or shared voting or dispositive power with respect to such shares.

Dunia Shive — 30,824 Series A shares owned by Dunia and her husband as to which she shares voting and dispositive power.

Guy Kerr — 75,074 Series A shares owned by Guy and his wife as to which he shares voting and dispositive power.

Henry Becton — 38,972 Series A shares held by a trust of which he is co-trustee and a beneficiary.

Robert Decherd — 214,600 Series B shares held by a charitable foundation established by Robert and his wife for which he serves as chairman and a director; Robert disclaims beneficial ownership of these shares. Robert’s holdings also include 23,159 Series B shares owned by him and his wife as to which he shares voting and dispositive power and 734,724 Series B shares held by each of two family limited partnerships of which Robert is a limited and general partner.

Jim Moroney — 16,645 Series A shares held by Moroney Family Belo, LLC, a limited liability company for which Jim serves as manager; 29,800 Series A shares held by a family charitable foundation for which Jim serves as trustee; 2,014,977 Series B shares held by Moroney Preservation Limited, a family limited partnership for which Jim serves as manager; and 52,100 Series B shares held in a family trust and for which Jim has sole voting authority. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Jim shares voting and dispositive power with respect to 480 Series B shares owned by him and his wife.

Wayne Sanders — 25,000 Series A shares owned by him and his wife as to which he shares voting and dispositive power.

Mac Tichenor — 10,000 Series A shares owned by him and his wife as to which he shares voting and dispositive power.

(2)	Jim Moroney’s holdings include 2,051 Series A shares and 1,000 Series B shares owned by him and which are subject to a pledge.

(3)	The number of shares shown in the table above includes (a) shares held in the Belo Savings Plan (or, with respect to Robert Decherd and Jim Moroney, in the A. H. Belo Savings Plan) at March 15, 2012, (b) shares that could be purchased by exercise of options exercisable on March 15, 2012 or within 60 days thereafter under Belo’s equity compensation plans, and (c) shares that could be received upon the vesting and payment of RSU awards on March 15, 2012 or within 60 days thereafter, as follows:

	Shares Held in Belo Savings Plan(*)		Exercisable Stock Options		Net Shares Issuable Upon Vesting & Payment of RSU Awards
Name	Series A	Series B	Series A	Series B	Series A	Series B
Dunia A. Shive	3,633	—	—	578,630	—	—
Carey P. Hendrickson	2,053	—	—	98,540	—	—
Peter L. Diaz	—	—	—	224,860	—	—
Guy H. Kerr	1,720	—	—	221,460	—	—
Peter A. Altabef	—	—	—	—	4,664	—
Henry P. Becton, Jr.	—	—	—	61,119	—	—
Judith L. Craven, M.D., M.P.H	—	—	—	61,119	21,000	—
Robert W. Decherd	5,468	—	—	890,789	5,337	—
Dealey D. Herndon	—	—	—	61,119	5,337	—
James M. Moroney III	4,909	—	—	284,969	5,337	—
Wayne R. Sanders	—	—	—	53,924	5,337	—
M. Anne Szostak	—	—	—	44,125	5,337	—
McHenry T. Tichenor, Jr.	—	—	—	—	5,337	—
Lloyd D. Ward	—	—	—	68,319	5,337	—
All directors, director nominees and executive officers as a group (14 persons)	17,783	0	0	2,648,973	63,023	0

*	Shares are held in the A. H. Belo Savings Plan with respect to Robert Decherd and Jim Moroney.

(4)

Pursuant to SEC rules, the percentages in the table are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options or receive upon the vesting and payment of RSU awards as indicated in footnote (3) to the table.

Belo Corp. Stock Ownership of Other Principal Shareholders (greater than 5%)

Shares of Common Stock Beneficially Owned And Percentage of Outstanding Shares as of December 31, 2011 (1) (2)
	Series A		Series B			Combined Series A and Series B		Combined Series A and Series B
Name and Address	Number	Percent	Number	Percent		Number	Percent	Votes	Percent
Fairpointe Capital LLC(3)	7,932,507	8.4%	—	*	*	7,932,507	7.6%	7,932,507	4.1%
One North Franklin Street Suite 3300 Chicago, Illinois 60606
BlackRock, Inc.(4)	6,100,600	6.5%	—	*	*	6,100,600	5.9%	6,100,600	3.2%
55 East 52nd Street New York, New York 10055

**	Less than 1%

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature.

(2)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in the notes to the table.

(3)	Based upon information contained in Amendment No. 1 to its report on Schedule 13G for the calendar year ended December 31, 2011, as filed with the SEC on February 17, 2012, Fairpointe Capital LLC has sole voting power with respect to 7,778,026 of these shares and sole dispositive power with respect to all of these shares.

(4)	Based upon information contained in Amendment No. 1 to its report on Form 13G for the calendar year ended December 31, 2011, as filed with the SEC on February 13, 2012, BlackRock, Inc. through its subsidiaries, BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, and BlackRock International Limited, has sole voting power and sole dispositive power with respect to all of these shares.

Equity Compensation Plan Information

The following table provides information regarding Series A and Series B common stock authorized for issuance under Belo’s equity compensation plans as of December 31, 2011; the amounts set out in the table do not include any adjustment for risk of forfeiture:

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(2)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities reflected in column (a))(3)
Plan Category	Series A	Series B	Series A	Series B	Series A or Series B
Equity Compensation Plans Approved by Shareholders	1,522,784	7,264,415	—	$16.06	2,975,266
Equity Compensation Plans Not Approved by Shareholders(4)	—	—	—	—	—
Total	1,522,784	7,264,415	—	$16.06	2,975,266

(1)	Shares of Series A common stock are potentially issuable under outstanding RSU grants and shares of Series B common stock are reserved for issuance under outstanding option grants.

(2)	RSUs are valued as of the date of vesting and have no exercise price. Consequently, they are not included in the calculation of weighted average exercise price.

(3)	Belo’s equity compensation plans allow the Compensation Committee to designate at the time of grant that awards will be settled in either Series A or Series B common stock.

(4)	All of Belo’s equity compensation plans under which Series A or Series B common stock is authorized for issuance were approved by its shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require that Belo’s executive officers and directors, and persons who own more than ten percent of a registered class of Belo common stock, file reports with the SEC within specified time periods disclosing their beneficial ownership of Belo common stock and any subsequent changes in beneficial ownership of Belo common stock. These reporting persons are also required to furnish us with copies of these reports. Based on information provided to us by these reporting persons or otherwise, we believe that all filings required to be made by the reporting persons during 2011 were made on a timely basis.

PROPOSAL ONE: ELECTION OF DIRECTORS

Belo’s bylaws provide that the Board of Directors comprises five to 12 directors, divided into three classes, approximately equal in number, with staggered terms of three years so that the term of one class expires at each annual meeting. The bylaws further provide that a director will retire on the date of the annual meeting of shareholders next following his or her 70th birthday.

Selection, Qualifications and Experience of Directors

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying director candidates and making recommendations to the Board. The Board is ultimately responsible for nominating candidates for election to the Board. The Committee employs a variety of methods for identifying and evaluating director nominees. Candidates may come to the Committee’s attention through current Board members, shareholders, or other persons. In evaluating director candidates, the Committee considers a variety of criteria, including an individual’s character and integrity; business, professional, and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to activities of the Board. The Committee also may take into account any specific financial, technical, or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Committee considers these criteria in the context of the perceived needs of the Board as a whole. (For more information regarding the Nominating and Corporate Governance Committee and the nominee selection and evaluation process, please see “Corporate Governance — Committees of the Board — Nominating and Corporate Governance Committee.”

Based on a review of the background and experiences of the directors, we believe that each of our directors, including those proposed for election to the Board at the 2012 annual meeting, possesses the professional and personal qualifications necessary for service on the Belo Board of Directors. In the individual biographies below, we have highlighted particularly noteworthy attributes of each Board member that led to the Board’s conclusion that the person should serve as a director, in light of Belo’s business and structure. In addition, we note that several of our directors reside in local Belo markets which, together with the length of service to the Company, has provided them with significant exposure to both our business and the communities in which we operate.

Nominees for Belo Directors

The following candidates are nominated by the Board and, excepting Peter Altabef who joined the Board in July 2011, each is an incumbent director most recently elected at the 2009 annual meeting. The independence of each director is addressed under “Corporate Governance — Director Independence.” Class II directors will be eligible to serve a three-year term until the 2015 annual meeting, except for Henry Becton who at the age of 70 will retire at or before the 2014 annual meeting in accordance with the Company’s bylaw retirement provision.

Each independent director serves on each of the three standing committees of the Board (Audit, Compensation, and Nominating and Corporate Governance). Mr. Decherd, Mr. Moroney, Mrs. Herndon, and Ms. Shive do not serve on any standing committee of Belo’s Board of Directors.

Class II Directors (Current terms expire at Belo’s 2012 annual meeting)

Peter A. Altabef Age 52	Director since July 2011

Peter Altabef serves as Senior Advisor to the 2M Companies, Inc., a private investment firm. Peter is the former president of Dell Services, the global IT services and business solutions unit of Dell Inc., a position held from November 2009 through March 2011. He served as president and CEO of Perot Systems Corporation, a global information technology and business process solutions provider, from September 2004 until November 2009 when the company was acquired by Dell Inc. He joined Perot Systems Corporation in 1993 and held other senior positions prior to 2004 and served as a director of Perot Systems from September 2004 until November 2009. Prior to joining Perot Systems, Peter was a Partner in the Dallas law firm of Hughes & Luce LLP (now known as K&L Gates LLP). Peter serves on the board of Merit Energy Company, the advisory board of directors of Petrus Trust Company, LTA, the associate’s board of Children’s Medical Center Dallas, and the board of advisors of Dallas Children’s Theater. He is a past member of the Americas International Advisory Council of the International Business Leaders Forum (IBLF) and the advisory board of the Institute for Law and Technology of the Center for American and International Law.

Peter possesses extensive business and leadership experience in large organizations, knowledge and background in accounting, finance, law, risk management, technology, operations and marketing, securities and corporate governance, and public and private company board experience that, coupled with his formal legal training, will serve to strengthen the Board’s collective qualifications, skills, and experience.

Henry P. Becton, Jr.	Director since May 1997
Age 68	Nominating and Corporate Governance Committee Chairman Lead Director

Henry Becton served as president of WGBH Educational Foundation, a public broadcasting organization, from 1984 until October 2007, when he was named vice chairman. He served as WGBH’s general manager from 1978 until 1999. He has served as a director of Becton Dickinson and Company since 1987 and has served as its lead director since February 1, 2005. Since 1990, Henry has been a trustee or director of various DWS investment trusts or companies representing 111 mutual funds advised by Deutsche Bank. Henry served as a director of The Providence Journal Company from 1992 to 1997. Henry is a former chairman of the Association of Public Television Stations and is a member of the boards of directors of the PBS Foundation, Public Radio International, and Public Radio Exchange.

Henry’s extensive media industry experience, his current and past roles as a chairman and director of many media industry organizations, his accounting and finance knowledge, and his public company board, business and financial experience (including lead director, audit committee chairmanship and financial expert, compensation committee and governance committee experience) all serve to strengthen the Board’s collective qualifications, skills, and experience.

James M. Moroney III	Director since February 2008
Age 55

Jim Moroney has served as executive vice president of A. H. Belo since December 2007 and continues to serve as publisher and Chief Executive Officer of The Dallas Morning News, a position he has held since June 2001. Previously, Jim held several executive positions with Belo, including president of Belo Interactive, Inc. from its formation in May 1999 until June 2001, executive vice president of Belo from July 1998 through December 1999, with responsibilities for finance, treasury, and investor relations, and president/Television Group from January 1997 through June 1998, with responsibility for the operations of all of Belo’s television stations. Jim presently serves on the boards of the Newspaper Association of America (NAA), American Press Institute (API) (pending merger between NAA and API), The Dallas Foundation, Cistercian Preparatory School in Dallas and the State Fair of Texas.

Jim’s extensive knowledge and experience in the media industry, finance, technology, and his broad leadership and business experience gained through his service as a member of private and non-profit boards all serve to strengthen the Board’s collective qualifications, skills, and experience.

Lloyd D. Ward	Director since July 2001
Age 63

Lloyd Ward has been chairman and chief executive officer of CleanTech Solutions Worldwide, LLC, an environmental recycling venture, since January 2010. Since April 2003, he has also served as chairman of BodyBlocks Nutrition Systems, Inc., a manufacturer of snack food and beverages, and, since September 2006, he has served as chief executive officer and general manager of Yuanzhen Org Dairy Co. Ltd., an Inner Mongolia Sino-American Joint Venture producing organic milk in China. Lloyd was chief executive officer and secretary general of the United States Olympic Committee from October 2001 until March 2003, and was chairman and chief executive officer of iMotors from January 2001 until May 2001. He was chairman and chief executive officer of Maytag Corporation from August 1999 to November 2000, president and chief operating officer from 1998 to August 1999, and executive vice president from 1996 to 1998.

As a result of these and other professional experiences, Lloyd has significant knowledge of and experience in leading both large public and private organizations, marketing/branded consumer products, finance, and capital markets that strengthen the Board’s collective qualifications, skills, and experience.

Vote Required for Approval

The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. For additional information, please see “What number of votes is required to approve each proposal?”

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal One, for the election of each of the nominees named in this proxy statement.

Directors Continuing in Office

Information regarding our directors continuing in office is provided below.

Class III Directors (Terms expire at Belo’s 2013 annual meeting)

Judith L. Craven, M.D., M.P.H.	Director since December 1992
Age 66

Judy Craven currently serves on the boards of directors of SYSCO Corporation, Luby’s, Inc., three Sun America Mutual Fund companies, and two Variable Annuity Life Insurance Company of America mutual fund companies. Judy was a member of the board of regents of The University of Texas System from March 2001 through November 2007 and, from July 1992 until her retirement in October 1998, Judy served as president of the United Way of the Texas Gulf Coast. From 1983 to 1992, she was dean of the School of Allied Health Sciences of the University of Texas Health Science Center at Houston, and from 1987 to 1992 was vice president of multicultural affairs for the University of Texas Health Science Center.

Judy’s broad leadership experience, her knowledge of board practices of other public companies, and her extensive experience in education and community affairs, coupled with her length of service on our Board and knowledge of our business and industry, strengthen the collective qualifications, skills, and experience of the Belo Board.

Dealey D. Herndon	Director since May 1986
Age 65

Dealey Herndon is a project and construction management leader with a specialty in project and construction management of large historic preservation projects. She is currently employed by the State Preservation Board of the State of Texas as project manager for the Governor’s Mansion Restoration following a major fire in 2008. From 1995 until the business was sold in 2006, she was president and majority owner of Herndon, Stauch & Associates, an Austin-based firm that managed commercial, public, and non-profit construction projects. From 1991 to 1995, she was executive director of the State Preservation Board of the State of Texas and managed the comprehensive Texas Capitol Preservation and Extension Project through its completion. In addition to leadership roles with a number of non-profit organizations, Dealey has served on the Chancellor’s Council Executive Committee for the University of Texas System and was a member of the University of Texas at Austin Development Board through 2008. Dealey has served as a director of A. H. Belo Corporation since 2007 and is a trustee emeritus of the National Trust for Historic Preservation.

In addition to her knowledge of the Company, its business and the media industry gained through her Belo Board service, Dealey’s leadership and project management skills in overseeing major construction and restoration projects, insight and experience gained through the development and management of her own business, and her significant experience serving as a director of public and private companies and non-profit organizations (including audit committee experience), strengthen the Board’s collective qualifications, skills, and experience.

Wayne R. Sanders	Director since May 2003
Age 64	Audit Committee Chairman

Wayne Sanders has been the non-executive chairman of Dr Pepper Snapple Group, Inc. since May 2008. Wayne is the former chairman and chief executive officer of Kimberly-Clark Corporation. He served as president and chief executive officer of Kimberly-Clark from 1991 until September 2002 and as chairman of the board from 1992 until February 2003. Wayne joined Kimberly-Clark in 1975 and held other senior positions prior to 1991. He has served as a director of Texas Instruments Incorporated since 1997. Wayne serves as national trustee and as a Governor of the Boys and Girls Clubs of America.

Wayne has significant experience and knowledge in the leadership of large organizations, accounting, finance, capital markets, risk management, operations and marketing, as well as significant public company board experience (including audit committee chairmanship and compensation committee experience) that strengthen the Board’s collective qualifications, skills, and experience.

McHenry T. Tichenor, Jr.	Director since August 2009
Age 56

Mac Tichenor is a private investor and Executive Director of WWWW Foundation, Inc. (Quad W), a 501(c)(3) foundation established in 2007 in memory of his son to support innovative ideas in higher education and sarcoma research. From September 2003 until January 2005, Mac served as executive vice president and as president/Radio Division of Univision Communications, Inc., a leading Spanish-language media company in the United States. He served as chairman, president, and chief executive officer of Hispanic Broadcasting Corporation, one of the largest Spanish-language radio broadcasting companies in the United States, from 1997 until 2003 when it merged with Univision. Prior to that, from 1981 until 1997, he served as president of Tichenor Media System, a family-owned company. Mac served on Univision’s board of directors from September 2003 until 2007 and as a director of HFF, Inc. (a provider of commercial real estate and capital markets services) from February 2007 until May 2009. He is a member of The University of Texas at Austin McCombs School of Business Advisory Council, a member of the World Presidents’ Organization, a member of the MD Anderson Cancer Center board of visitors, is active on various boards of the University of Texas at Austin, and is a member of the board of directors of NGM Biopharmaceuticals, Inc.

Mac’s extensive experience in and knowledge of the media industry, Spanish-language media, other public company board practices (including audit committee and nominating and corporate governance committee experience), accounting, finance and capital markets, serve to strengthen the Board’s collective qualifications, skills, and experience.

Class I Directors (Terms expire at Belo’s 2014 annual meeting)

Robert W. Decherd	Director since March 1976
Age 60	Non-Executive Chairman of the Board

Robert Decherd served as Belo’s Chairman and Chief Executive Officer from January 1987 until February 2008, when he assumed the role of non-executive Chairman. Robert has been chairman, president and Chief Executive Officer of A. H. Belo Corporation since December 2007. Robert served as president of Belo from January 1985 through December 1986 and again from January 1994 through February 2007. From January 1984 through December 1986, he served as Chief Operating Officer. Robert has been a member of the board of directors of Kimberly-Clark Corporation since 1996, and served as that company’s lead director from 2004-2008. He serves on the Advisory Council for Harvard University’s Center for Ethics, and the Board of Visitors of the Columbia University Graduate School of Journalism. From 2002 to March 2006, Robert served as a member of the FCC’s Media Security and Reliability Council, which was part of President Bush’s Homeland Security initiative.

As a result of these and other professional experiences, Robert possesses extensive knowledge and experience in the media industry as well as related regulatory agencies and practices and industry organizations. Robert also has significant public company board experience (including lead director and audit committee chairmanship experience), all of which serve to strengthen the Board’s collective qualifications, skills, and experience.

Dunia A. Shive	Director since February 2008
Age 51

Dunia Shive has served as president and Chief Executive Officer of Belo since February 2008. She was president and Chief Operating Officer from November 2007 to February 2008 and served as an executive vice president from December 2000 through January 2006. Since joining Belo in May 1993, Dunia has held several senior positions with the Company, including president/Media Operations from February 2006 through November 2007, executive vice president/Media Operations from January 2004 through December 2004, Chief Financial Officer from December 2000 through December 2003, and senior vice president/Chief Financial Officer from July 1998 until December 2000. Dunia serves as a member of the executive committee of the National Association of Broadcasters Television board of directors. She also serves as a member of the Television Operators Caucus, the NBC Affiliates board of directors, and the Associated Press board of directors where she serves as chair of the audit committee.

As a result of these and other professional experiences, Dunia has particular knowledge and experience in the media industry and in accounting, finance, capital markets, strategic planning and risk management that strengthen the Board’s collective qualifications, skills, and experience.

M. Anne Szostak	Director since October 2004
Age 61	Compensation Committee Chair

Since June 2004, Anne Szostak has been president and chief executive officer of Szostak Partners, LLC, a consulting firm that advises businesses on strategic and human resources issues. From February 1998 until her retirement in June 2004, Anne served as executive vice president of FleetBoston Financial, a diversified financial services company (now part of Bank of America). She served as director of Human Resources and Diversity of Fleet from February 1998 until June 2004 and served as chairman and chief executive officer of Fleet Bank-Rhode Island from 2001 to 2003. During her 31-year career with Fleet, she held several executive positions. Anne has served as a director of Tupperware Brands Corporation since 2000, and Dr Pepper Snapple Group, Inc. since 2008. Anne was elected as a trustee of Bryant University in 2012. She served as a director of SFN Group, Inc. from 2005 to 2011 and ChoicePoint Inc. from 2005 to 2008. Anne is a Governor and Chairman Emeritus of the Boys and Girls Clubs of America. Anne is a member of the board of directors of The Rhode Island Foundation.

Anne has extensive knowledge and experience in banking and finance, human resources and development, risk management, organizational leadership and design, and board practices of other public companies (including lead director, compensation committee chairmanship and audit committee experience) that strengthen the Board’s collective qualifications, skills, and experience.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as Belo’s independent auditors for the year ended December 31, 2011. The Audit Committee has appointed Ernst & Young LLP to serve in such capacity for 2012, and as a matter of good corporate governance has determined to submit the appointment of Ernst & Young LLP for ratification by the shareholders. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider the appointment of other independent registered public accounting firms.

Representatives of Ernst & Young LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the Ernst & Young LLP fees related to the audits of our financial statements for the years ended December 31, 2011 and December 31, 2010 and the reviews of our financial statements for the quarterly periods within those years, and all other fees Ernst & Young LLP has billed us for services rendered during the years ended December 31, 2011 and December 31, 2010:

	2011	2010
Audit Fees (consist of the audit of the annual consolidated financial statements, reviews of the quarterly consolidated financial statements, procedures to attest to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and assistance with SEC filings)	$645,000	$615,000
Audit-Related Fees (consist of audits of employee benefit plans and consultations on financial accounting and reporting, and an annual subscription to EYOnline)	$248,660	$174,660
Tax Fees (consist of assistance with the preparation of federal and state tax returns and consultations related to the tax implications of certain transactions)	$79,980	$72,500
All Other Fees	$—	$—

The Audit Committee has adopted a policy and procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved by the Committee. Any other services to be provided by the independent auditors must be separately pre-approved by the Audit Committee. In addition, if the fees for any pre-approved services are expected to exceed by 5% or more the estimated fee levels previously approved by the Audit Committee, the services must be separately pre-approved by the Committee. As a general guideline, annual fees paid to the independent auditors for services other than audit, audit-related, and tax services should not exceed one-half the dollar amount of fees to be paid for these three categories of services collectively. The Audit Committee has delegated to the Committee chairman and other Committee members the authority to pre-approve services in amounts up to $500,000 per engagement. Services pre-approved pursuant to delegated authority must be reported to the full Committee at its next scheduled meeting. The Company’s Chief Financial Officer reports periodically to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for approval.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal Two, the ratification of the appointment of Ernst & Young LLP as Belo’s independent registered public accounting firm.

PROPOSAL THREE: APPROVAL OF THE

COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our board believes it is in the best interests of Belo and its shareholders to update and amend several provisions of the Company’s Certificate of Incorporation and restate the Certificate, for ease of reference, to include all amendments approved by the shareholders. If approved by shareholders, the Amended and Restated Certificate of Incorporation would:

(a)	reduce the par value of Belo’s common stock and preferred stock to $0.01 per share;

(b)	modernize the definition of a “Permitted Transferee” of Series B common stock to include limited liability companies;

(c)	eliminate a reference to a banking institution that no longer exists and replace that reference with a generic reference to avoid possible future confusion; and

(d)	incorporate into one principal document all prior amendments to the Certificate of Incorporation and the currently proposed amendments.

This summary of the Amended and Restated Certificate of Incorporation, as proposed to be amended and restated (the “Amended and Restated Certificate”), is intended as an overview of the changes proposed to be made to the Company’s Certificate of Incorporation and is qualified in its entirety by the full text of the Amended and Restated Certificate, a copy of which is attached hereto as Appendix C.

Reduce Par Value of Common and Preferred Stock

The existing Certificate of Incorporation authorizes the issuance of shares of common and preferred stock with par values of $1.67 and $1.00, respectively, per share. The Board unanimously recommends to shareholders that the par values of Belo’s common and preferred stock be reduced to $0.01 per share to bring Belo in line with the practice of other public companies with respect to par value. We further believe that this reduction in par value will provide us with greater flexibility in using Belo’s capital stock for various corporate purposes, including the issuance of stock and stock-based compensation because Delaware law requires that we receive at least the par value per share as consideration for the issuance of Belo’s capital stock.

The reduction in the par value of Belo’s common stock would result in a reduction in the stated capital on our balance sheet attributable to Belo’s common stock (approximately $172 million) and a corresponding increase in the paid-in capital account (approximately $172 million). The reduction in the par value would reduce the amount required to be carried by Belo as stated capital, thereby potentially increasing our capital surplus available for other corporate purposes, including the payment of dividends.

Historically, the concept of par value served to protect creditors and senior security holders by ensuring that a corporation received at least the par value as consideration for issuance of stock. Over time, this concept of par value has lost much of its former significance as lenders, creditors and other persons doing business with a corporation now tend to rely on the total financial strength of the corporation as shown by its financial statements and earnings prospects, the standing and reputation of the corporation in the community and, especially in the case of financial institutions that lend money to a corporation, on contractual restrictions as to reserves, financial ratios and payment of dividends. As a result, the shares of stock of many companies that incorporate today have a nominal par value (or have no par value).

The reduction in the par value would not change the number of authorized shares of Belo’s common stock or preferred stock or affect the overall number of shares of Belo’s common stock currently outstanding. No shares of preferred stock currently are outstanding. Additionally, the reduction in the par value should have no effect on the rights of the holders of Belo’s common stock or preferred stock except for reducing the minimum amount per share Belo must receive upon the issuance of any additional shares of Belo’s capital stock.

In order to reduce the par value of the Company’s common and preferred stock, the Company proposes to amend the first paragraph of ARTICLE FOUR, SECTION 1 of our Certificate of Incorporation to read as follows:

The aggregate number of shares of stock that the corporation shall have the authority to issue is four hundred fifty-five million (455,000,000) shares, of which five million (5,000,000) shares shall be Preferred Stock (the “Preferred Stock”), par value $0.01 per share, and four hundred fifty million (450,000,000) shares shall be Common Stock (the “Common Stock”), par value $0.01 per share.

In addition, ARTICLE FOUR, SECTION 3 of our Certificate of Incorporation is proposed to be amended by changing the reference to the par value of preferred stock from $1.00 to $0.01 per share as follows:

The Board of Directors of the corporation is hereby expressly vested with authority to issue 5,000,000 shares of Preferred Stock, par value $0.01 per share, in series, and by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to the following:

If this proposal is approved by shareholders, the Board of Directors will make corresponding changes to the Certificate of Designation of Series B common stock to reflect the reduction of the par value of shares of Series B common stock. In addition, the Certificate of Designation of Series A Junior Participating Preferred Stock will be eliminated because currently no shares of Series A Junior Participating Preferred Stock are issued and outstanding and the Company does not forsee the need for these shares in its capital structure. If this proposal is approved, stock certificates representing shares of Belo common stock, $1.67 par value per share, issued and outstanding prior to the effective date of filing of the Amended and Restated Certificate will be deemed to represent the same number of shares of Belo’s common stock, $0.01 par value per share, as they did prior to such effective date. Existing stock certificates will not be exchanged for new stock certificates in connection with this amendment.

Modernize Definition of “Permitted Transferee” of Series B Common Stock

The Board also unanimously recommends to shareholders that the definition of a “Permitted Transferee” of Series B common stock be amended to expressly include limited liability companies that are wholly owned by a holder of Series B common stock (a “Series B holder”) or by certain members of a Series B holder’s family. Under the Company’s current Certificate of Incorporation, a corporation wholly owned by a Series B holder or by certain members of a Series B holder’s family, or a partnership, the partnership interests of which are wholly owned by a Series B holder or by certain members of a Series B holder’s family, are “Permitted Transferees.” Not expressly included as a Permitted Transferee are limited liability companies owned by a Series B holder or by certain members of a Series B holder’s family. When the current provisions of the Company’s Certificate of Incorporation were adopted, the form of entity now commonly known as the limited liability company had not yet been statutorily recognized in many states, including Delaware. Limited liability companies have now become a commonly accepted form of business entity used for many different purposes having both corporate- and partnership-like characteristics.

In order to modernize the definition of a “Permitted Transferee” to include limited liability companies, the Company proposes to amend ARTICLE FOUR, SECTION 2, Paragraph F.1.a.(iii) to read in its entirety as follows:

(iii) A corporation wholly owned by such Series B Holder and/or such Series B Holder’s Family Members or a partnership in which all of the partners are, and all of the partnership interests are owned by, such Series B Holder and/or such Series B Holder’s Family Members or a limited liability company in which all of the members are, and all of the membership interests are owned by, such Series B Holder and /or such Series B Holder’s Family Members, provided that if by reason of any change in the ownership of such stock, partners or partnership interests or members or membership interests, such corporation, partnership or limited liability company would no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such corporation, partnership or limited liability company shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

In addition, ARTICLE FOUR, SECTION 2, Paragraph F.1.e. is proposed to be amended by adding the following language to the end of such paragraph:

For purposes of subparagraph F.1.e., a limited liability company shall be treated as a partnership, and the persons holding membership interests therein shall be treated as partners.

If this proposal is approved, the Board of Directors will make corresponding changes to Section 6(A)(a) of the Certificate of Designation of Series B common stock to reflect the modernization of the definition of a “Permitted Transferee.”

Update Referenced Interest Rate Published by Banking Institution

ARTICLE TWELVE, SECTIONS B(2)(ii)(a) and B(2)(iii)(a) contain outdated references to an interest rate, applicable to certain business combinations, published by a banking institution that no longer exists. Accordingly, it is proposed that ARTICLE TWELVE, SECTION B(2)(ii)(a) be amended to not specifically reference a banking institution by name as follows:

(a)(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”), or in the transaction in which it became an Interested Stockholder, whichever is higher; plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of a major bank with offices located in the City of Dallas, Texas as may be selected by the Continuing Directors from time to time in effect in the City of Dallas, Texas, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in form other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

Similarly, it is proposed that ARTICLE TWELVE, SECTION B(2)(iii)(a) be amended as follows:

(a)(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of a major bank with offices located in the City of Dallas, Texas as may be selected by the Continuing Directors from time to time in effect in the City of Dallas, Texas, less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid in form other than cash, on each share of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Voting Stock; or

If the Company’s shareholders approve the Amended and Restated Certificate, then the Company will file the Amended and Restated Certificate with the Delaware Secretary of State. The Amended and Restated Certificate will incorporate (a) all prior amendments to the current Certificate of Incorporation, which prior amendments have already been approved and are on file in Delaware as part of the documents constituting the current Certificate of Incorporation of Belo and (b) the amendments described in this Proposal Three and set forth in full in the Amended and Restated Certificate attached hereto as Appendix C. The changes proposed to be made to the current Certificate of Incorporation by the amendments described in this Proposal Three are marked as additions or deletions in the Amended and Restated Certificate attached hereto as Appendix C. The Amended and Restated Certificate will become effective upon filing with the Delaware Secretary of State. Further, any related changes to the Certificate of Designation of the Series B common stock to reflect such amendments will become effective upon the filing of the Amended and Restated Certificate with the Delaware Secretary of State.

The affirmative vote of a majority of the voting power of the outstanding shares of common stock entitled to vote is required to approve the Amended and Restated Certificate to: (a) reduce the par value of Belo’s common stock from $1.67 per share to $0.01 per share and the par value of Belo’s preferred stock from $1.00 to $0.01 per share; (b) modernize the definition of a “Permitted Transferee”; (c) update banking interest rate references; and (d) make the other changes set forth in full in the Amended and Restated Certificate attached hereto as Appendix C. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal to approve the Amended and Restated Certificate as set forth herein. Any shares not voted (whether by abstention or otherwise) will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR Proposal Three, approval of the Company’s Amended and Restated Certificate of Incorporation.

CORPORATE GOVERNANCE

Introduction

Our Board periodically reviews and evaluates Belo’s corporate governance policies and practices in light of the Sarbanes-Oxley Act of 2002 and other legislation, SEC regulations, corporate governance listing standards adopted by the New York Stock Exchange (“NYSE”), and evolving best practices. The Board has formalized its corporate governance guidelines, approved a code of business conduct and ethics applicable to Belo’s directors, management and other Belo employees, and adopted a charter for each Board committee. The Nominating and Corporate Governance Committee reviews Belo’s corporate governance guidelines and Board committee charters annually and recommends changes to the Board as appropriate. Our corporate governance documents are posted on our Web site at www.belo.com under “About Belo — Corporate Governance,” and are available in print, without charge, upon written or oral request to Belo Corp., Attention: Secretary, 400 South Record Street, Dallas, Texas 75202-4841, (214) 977-6606. Belo’s corporate governance documents codify our existing corporate governance practices and policies.

Director Independence

To assist the Board in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth in Belo’s corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix B. These standards incorporate the director independence criteria included in the NYSE listing standards, as well as additional, more stringent criteria established by the Board. The Board has determined that the following directors are independent under these standards: Peter Altabef, Henry Becton, Judy Craven, Wayne Sanders, Anne Szostak, Mac Tichenor, and Lloyd Ward. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed entirely of independent directors. In accordance with SEC requirements, NYSE listing standards and the independence standards set forth in Belo’s corporate governance guidelines, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Meetings of the Board and Shareholders

The Board held six meetings in 2011. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served, with the exception of Anne Szostak who attended 74% of such meetings. Directors are expected to attend annual meetings of shareholders, and all of the current directors attended the 2011 annual meeting.

Committees of the Board

Each of the Board’s standing committees consists of independent directors Peter Altabef, Henry Becton, Judy Craven, Wayne Sanders, Anne Szostak, Mac Tichenor, and Lloyd Ward.

The Belo Board has the following standing committees:

Audit Committee.    Wayne Sanders chairs the Audit Committee.    The Audit Committee is responsible for the appointment, compensation, and oversight of the independent auditors. The Audit Committee also represents the Board in overseeing Belo’s financial reporting processes and monitoring the Company’s enterprise risk management process and policies, and, as part of this responsibility, consults with our independent auditors and with personnel from Belo’s internal audit and financial staffs and others with respect to corporate accounting, reporting, risk management, and internal control practices. The Audit Committee met six times during 2011.

The Board has determined that at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise. The Board has also determined that at least one member of the Audit Committee, Wayne Sanders, the chairman of the Audit Committee, meets the SEC criteria of an “audit committee financial expert.”

Compensation Committee.    Anne Szostak chairs the Compensation Committee. The Compensation Committee evaluates the performance of the Chief Executive Officer and sets his or her compensation level based on this evaluation. The Compensation Committee also approves the compensation of the other executive officers and compensation for non-management directors, and administers, among other plans, the Company’s 1995 Executive Compensation Plan, 2000 Executive Compensation Plan, Amended and Restated 2004 Executive Compensation Plan (collectively, “Executive Compensation Plans”), The G. B. Dealey Retirement Pension Plan, the Belo Savings Plan, the Change in Control Severance Plan, the Pension Transition Supplement Plan, and the Pension Transition Supplement Restoration Plan. The Committee also has responsibility for senior executive succession planning and oversees the management of key risks associated with the Company’s compensation programs, policies and practices. The Compensation Committee met three times during 2011.

To assist the Committee and management in assessing and determining appropriate, competitive compensation for our executive officers and directors, the Committee annually engages an outside compensation consultant. Starting in February 2007, the Compensation Committee has annually engaged Mercer Human Resource Consulting (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh”), as its compensation consultant. The scope of Mercer’s engagement is to assist the Committee with its responsibilities related to the Company’s executive and Board-level compensation programs. For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see the Company’s CD&A below.

Mercer’s fees for executive compensation consulting to the Committee in 2011 were $126,067. These fees and the engagement of Mercer for executive compensation consulting services were pre-approved by the Committee in accordance with its Compensation/Benefits Consulting Services Pre-Approval Policy adopted in 2009. The Company has had a long-standing relationship with Mercer and/or its Marsh affiliates to provide other services, unrelated to executive compensation. During 2011, these services included actuarial services, consulting, and data management for the Company’s retirement plans, and health and welfare plans, as well as services related to the Company’s property, casualty, and general liability risk analysis and insurance programs. The aggregate expense for these other services in 2011 was $242,000, exclusive of insurance premiums. The decision to engage Mercer or its Marsh affiliates for these other services unrelated to executive compensation consulting was made by Company management, and these services and related fees were not separately approved by the Compensation Committee or the Board.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is chaired by Henry Becton, who also serves as the Board’s Lead Director. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee also has responsibility for shaping Belo’s corporate governance practices, including the development and periodic review of the corporate governance guidelines and the Board committee charters. The Committee also reviews any significant transactions between the Company and specified related persons. The Nominating and Corporate Governance Committee met four times in 2011.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional, and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to the activities of the Board. It also may take into account any specific financial, technical or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board. The Board does not have a formal diversity policy, but does endeavor to comprise itself of members with a broad mix of professional and personal backgrounds. The Committee assesses the effectiveness of its criteria and its efforts at achieving a diversity of backgrounds and perspectives on the Board when evaluating and recommending new director candidates.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the Committee’s attention through current Board members, shareholders, or other persons.

The policy of the Nominating and Corporate Governance Committee, as set forth in Belo’s corporate governance guidelines, is to consider a shareholder’s recommendation for nominee(s) when the shareholder supplies the information required for director nominations under the advance notice provisions set forth in Article II of Belo’s bylaws within the time periods set forth in such Article of the bylaws. Shareholders desiring to submit a nomination for director should consult Belo’s bylaws, which are available upon request. The Committee evaluates shareholder-recommended nominees based on the same criteria it uses to evaluate nominees from other sources.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which Belo seeks to learn more about a candidate’s qualifications, background, and level of interest in Belo, and the candidate has the opportunity to learn more about Belo. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by Belo’s shareholders. On occasion, the Board elects a director between annual meetings of shareholders. In those instances, the new director is nominated for re-election by Belo’s shareholders at the first annual meeting after his or her interim election to the Board.

The Board convenes executive sessions of non-management directors without Company management at each regularly-scheduled meeting. The Lead Director is responsible for presiding at the executive sessions of the non-management directors. In addition, the independent directors meet in executive session at least annually. Board committee chairs preside at executive sessions of their respective committees.

Board Leadership Structure

In connection with the Company’s spin-off of A. H. Belo in 2008, the Belo Board separated the positions of Chairman of the Board and Chief Executive Officer. Robert Decherd, the Company’s former Chief Executive Officer, serves as non-executive Chairman of the Board, and Dunia Shive serves as president and Chief Executive Officer. The Board believes that having our former Chief Executive Officer serve as non-executive Chairman of the Board is appropriate because of his familiarity with the Company’s business. In addition, the Board has established the position of Lead Director in order to continue to provide a designated leadership role for an independent director on Board matters. Currently, Henry Becton serves as Lead Director. In addition to presiding at meetings of the non-management directors, the Lead Director has the authority to call executive sessions of the independent directors; serves as a liaison between the Chairman, the CEO, and the independent directors; provides input on the agenda for Board meetings; and chairs the Nominating and Corporate Governance Committee.

The Board is responsible for determining the appropriate Board leadership structure and evaluates the continued appropriateness of its leadership structure from time to time. The Board has determined that the current leadership structure, which consists of one individual serving as non-executive Chairman of the Board, one individual serving as Chief Executive Officer, and one individual serving as Lead Director, is effective at the present time and appropriate for the Company’s current needs.

Board Risk Oversight

At least annually, Company management provides the Audit Committee with a report regarding its enterprise risk assessment. The report identifies areas of enterprise risk, and aligns managerial and Board-level oversight, including at the Board committee level, and responsibility with various categories of risk. In order to prepare the report, the Company’s Internal Audit department interviews Belo business leaders at the corporate and operating unit level about the risk factors identified by the Company in its SEC filings, as well as other potential risks, to confirm Internal Audit’s baseline risk assessment. In addition, in 2011, the Company increased the scope of its risk assessment process by surveying general managers, directors of sales, and controllers at operating units that were not visited as part of the Company’s annual Internal Audit plan. The risk assessment results were reviewed with management to determine if any future adjustments to the audit plan were needed.

The Audit Committee discusses the report’s findings with management. The Audit Committee oversees management’s risk assessment, including reviewing the Company’s risk portfolio and evaluating management’s approach to addressing identified risks. As specified in the Audit Committee’s charter, one of the specific duties and responsibilities of the Audit Committee is to review and discuss the Company’s policies with respect to risk assessment and risk management. While the Audit Committee has primary oversight responsibility for the risk assessment and management process, various other committees of the Board also have responsibility for oversight of risk management. For example, our Human Resources department and Compensation Committee consider the risks associated with our compensation policies and practices, as discussed below. The Nominating and Corporate Governance Committee oversees risk associated with the Company’s governance structure and processes.

The Board is kept informed of its committees’ risk oversight and related activities primarily through attendance at committee meetings and management reports. In addition, the Audit Committee escalates issues related to risk oversight to the full Board as appropriate so that the Board is appropriately informed of developments that could affect the Company’s risk profile and other aspects of its business. The Board also considers specific risk topics in connection with strategic planning and other matters. While the Board’s role in oversight of Company risk is not determinative of its leadership structure, the Board’s leadership structure helps facilitate risk assessment and review by independent directors under the leadership of the independent Lead Director.

Compensation Risk Assessment.    Our Human Resources department, together with the Company’s Finance, Internal Audit, Risk Management and Legal departments and independent compensation consultants, have reviewed our compensation policies and practices to determine whether those policies and practices present a significant risk to the Company. The results of this review were communicated to the Compensation Committee. Our annual incentive compensation plans have appropriate limits that discourage excessive risk taking. In addition, all leadership level employees who are in a position to affect significant policies, practices or projects have both short-term and long-term compensation at risk, which the Company believes discourages excessive risk taking and encourages supervision of risk-related activities by other employees. Our compensation policies and practices reward consistent, long-term performance by weighting leadership compensation to long-term incentives that reward operating, financial, and share price performance. Based on this review, we have concluded that Belo’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

Peter Altabef, Henry Becton, Judy Craven, Wayne Sanders, Anne Szostak, Mac Tichenor, and Lloyd Ward served as members of Belo’s Compensation Committee during 2011. Anne Szostak has chaired the Committee since May 2009. No member of the Compensation Committee during 2011 was a current or former officer or employee of Belo or had any relationship with Belo requiring disclosure under the caption “Certain Relationships.” None of Belo’s executive officers served as a director or as a member of the compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer serving as a director or as a member of Belo’s Compensation Committee during 2011.

Audit Committee Report

As described more fully in our written charter, which is posted on the Company’s Web site at www.belo.com under “About Belo — Corporate Governance,” the Audit Committee represents the Board in its oversight of Belo’s financial reporting processes. In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditors, Belo’s audited consolidated financial statements and the audit of the effectiveness of Belo’s internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP various matters, including the firm’s judgments as to the quality of Belo’s accounting principles and other matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with the firm its independence from Belo and our management team.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Belo’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Respectfully submitted,

Audit Committee

Wayne R. Sanders, Chairman

Peter A. Altabef

Henry P. Becton, Jr.

Judith L. Craven, M.D., M.P.H.

M. Anne Szostak

McHenry T. Tichenor, Jr.

Lloyd D. Ward

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the corporate Secretary, 400 South Record Street, Dallas, Texas 75202-4841. Communications intended for a specific director or directors (such as the Lead Director or non-management directors) should be addressed to his, her, or their attention c/o the corporate Secretary at this address. Communications received from shareholders are provided directly to Board members at, or as part of the materials mailed in advance of, the next scheduled Board meeting following receipt of the communications. The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally are not forwarded to the directors.

EXECUTIVE OFFICERS

Belo’s executive officers as of December 31, 2011 were as follows:

Name	Office Held as of December 31, 2011	Office Held Since
Dunia A. Shive	President and Chief Executive Officer	2008	(1)
Carey P. Hendrickson	Senior Vice President/Chief Financial Officer and Treasurer	2010	(2)
Peter L. Diaz	President/Media Operations	2010	(3)
Guy H. Kerr	Executive Vice President/Law and Government and Secretary	2007	(4)

(1)	Member of the Board of Directors. (See “Nominees for Belo Directors” above for additional information.)

(2)	Carey Hendrickson, age 49, has served as senior vice president/Chief Financial Officer and Treasurer of Belo since March 2010. He was senior vice president/Chief Accounting Officer from November 2007 through February 2010. Prior to that, Carey served as vice president/Human Resources from May 2007 until November 2007, as vice president/Investor Relations and Corporate Communications from November 2004 until May 2007, and as vice president/Investor Relations from January 2000 through October 2004. Carey began his career with KPMG and was the director of financial planning for Republic Financial Services before joining Belo in 1992.

(3)	Peter Diaz, age 55, has served as president/Media Operations since April 2010. Previously, he served as executive vice president/Television Operations from November 2007 through March 2010, overseeing the Company’s television and cable news operations. He served as senior vice president of Belo from February 2006 until November 2007 and as president and General Manager of KHOU-TV in Houston from January 1999 through January 2006. Peter joined Belo in 1984.

(4)	Guy Kerr, age 59, has been executive vice president/Law and Government since November 2007 and has been secretary since June 2000 when he joined Belo. He served as senior vice president/Law and Government from July 2003 through November 2007 and senior vice president/General Counsel from June 2000 until July 2003. From 1985 until June 2000, Guy was a partner in several predecessors of the law firm now known as Locke Lord LLP in Dallas, Texas. In that capacity, Guy worked on most of Belo’s major corporate business transactions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following highlights and summarizes information regarding executive compensation and does not purport to contain all of the information that is necessary to gain an understanding of our executive compensation policies and decisions. Please carefully read the entire CD&A section and the compensation tables and related disclosures that follow for a more complete understanding of our executive compensation program.

Highlights of 2011

Belo Corp. continued to take significant steps to manage its business in an economy that has been slow to recover. The management team continues to focus aggressively on the alignment of expenses with revenue to allow the Company to achieve a sustained level of profitability for its shareholders.

Key results for the year included:

•	total revenue declined by 5%, due to a reduction in political revenue in 2011 versus 2010;

•

spot revenue, excluding political, increased in 2011 versus 2010, despite the uneven economy and an automotive category that was adversely affected by significant production issues due to a major earthquake and related events in Japan;

•	retransmission revenue and Internet advertising revenue continued to grow at double-digit rates;

•	combined station and corporate operating costs decreased in 2011 from 2010; and

•	station adjusted EBITDA totaled $230 million with a station adjusted EBITDA* margin of 35%.

*	Station adjusted EBITDA is earnings from operations before interest expense, income taxes, other income (net), depreciation, amortization, pension settlement charge and contribution reimbursements and corporate operating costs.

Also, the Company continued to make progress in reducing its net debt, which has been reduced by over $260 million since the beginning of 2009. In the third quarter of 2011, the Company reinstated its quarterly cash dividend, which had been suspended since the second quarter of 2009, starting at a rate of $0.05 per share.

In 2010, the Company made certain key changes in the design and administration of its executive compensation program to improve the efficiency and effectiveness of the process. Additional changes were made in 2011, focused on moving to an enhanced pay for performance structure. Key changes in 2011 included:

•

revision of our annual cash incentive program such that achievement of our business plan produced an incentive payout at 100% of the target bonus opportunity, which is an increase over the reduced 75% of target level used in 2010; and

•

implementation of a performance-based long-term incentive plan using performance-based restricted stock units (PBRSUs), with a weighting of 60% of our overall long-term incentive opportunity. This program, tied to adjusted consolidated EBITDA**, replaces stock options for 2011.

**	Adjusted consolidated EBITDA is station adjusted EBITDA less corporate operating costs.

Overview of Compensation Program

The Compensation Committee (“Committee”) of the Belo Board of Directors oversees the Company’s overall compensation structure, policies and programs, and has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. For 2011, the primary management liaisons to the Committee were Dunia Shive, the Company’s president and Chief Executive Officer (“CEO”), and Bill Hamersly, vice president/Human Resources.

Compensation Objectives

The Company’s compensation policies have several important objectives:

•	establish a competitive compensation program;

•	attract and retain high-caliber executive talent in positions that most directly affect the Company’s overall performance;

•	motivate and reward executives for achievement of the Company’s financial and non-financial performance objectives;

•	encourage coordinated and sustained efforts toward maximizing the Company’s value to its shareholders; and

•	align the long-term interests of executives with those of the Company’s shareholders.

The emphasis on some of these objectives has varied somewhat from year to year as the Company adjusts to the applicable economic operating environment.

Setting Executive Compensation

Role of the Compensation Committee.    The Committee oversees our executive compensation program, establishing and monitoring our overall compensation strategy to ensure that executive compensation supports our business objectives. In carrying out its responsibilities, the Compensation Committee, with assistance from its compensation consultant, reviews and determines the compensation (including salary, annual incentive, and long-term incentives) of our CEO and the other named executive officers of the Company. For a more complete description of the responsibilities of the Compensation Committee, see “Corporate Governance — Committees of the Board — Compensation Committee,”

Role of the Compensation Consultant.    To assist the Committee and management in assessing and determining appropriate, competitive compensation for our executive officers, the Committee annually engages an outside compensation consultant. Since February 2007, Mercer Human Resource Consulting LLC (“Mercer”) has been retained for this purpose. Mercer reports directly to the Chair of the Compensation Committee. Design and assessment services provided by Mercer include periodic analysis of the market for total compensation of the named executive officers, including assistance in the determination of appropriate levels of long-term incentives. Mercer provides ongoing advice to the Committee with respect to executive compensation-related trends and developments within the Belo peer group, as well as best practices in broader industry, regulatory developments with respect to executive compensation and related issues, and external developments that may have an impact on Belo and its compensation programs. Mercer is also available to the Committee to provide assistance in responding to any compensation-related shareholder proposals and to maintain ongoing dialogue with the Committee Chair, attend Committee meetings as requested, and advise the Committee on any other executive compensation matters as requested by the Committee from time to time, including director compensation.

In December 2009, the Committee adopted a pre-approval policy that requires the Committee or the Committee Chair to pre-approve certain executive compensation consulting services and other compensation and benefit consulting services provided by the Committee’s compensation consultant. For information regarding amounts paid to Mercer or its affiliates unrelated to executive compensation consulting, see “Corporate Governance —Committees of the Board — Compensation Committee.”

Role of Management.    The development of proposals and recommendations for our 2011 compensation programs for our NEOs other than the CEO was handled primarily by the CEO, and the Company’s senior Human Resources executive. Management recommendations were reviewed and approved by the Compensation Committee. Proposals and recommendations for the CEO’s compensation were developed directly by the Compensation Committee, with input from Mercer, without involvement by the CEO.

Surveys and Determination of the Market.    To aid the Committee and management in setting compensation levels for 2011, the Company commissioned Mercer to conduct a special survey of executive compensation practices within a group of 11 companies with significant broadcast operations. These companies were:

Cox Broadcasting	The E.W. Scripps Company	Gray Television Inc.

Hearst Television, Inc.	LIN TV Corp.	Media General, Inc.

Meredith Corporation	Nexstar Broadcasting Group	Raycom Media, Inc.

Sinclair Broadcast Group, Inc.	Tribune Broadcasting

While the data from this review by Mercer was useful to the Committee and management in setting pay levels for 2011, practices in the broader market were also important considerations in the overall deliberation process. Thus, as in prior years, given the limited size of this peer group, selected data were also taken from the Towers Perrin 2010 Media Survey (“Media Survey”) and the 2010 Mercer Benchmark Database (“General Industry Data”) to supplement the decision-making process.

Elements of 2011 Executive Compensation

For 2011, the principal elements of compensation for Belo NEOs were:

•	base salary;

•	annual cash incentive opportunity;

•	long-term equity incentive compensation; and

•	retirement and other benefits.

The annual cash incentives (annual performance bonus) and long-term equity-based incentive compensation are provided under the Belo Amended and Restated 2004 Executive Compensation Plan (referred to as the “ECP” or the “2004 Plan”), which was approved by the Company’s shareholders in 2004 and re-approved by the Company’s shareholders at the 2009 annual meeting. Officers of the Company and its subsidiaries, including Belo’s CEO and its other executive officers, are eligible to participate in the ECP. The Committee establishes an annual performance-based incentive pool for each executive officer, as permitted by the ECP and in compliance with the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This performance pool (3% of Belo’s consolidated adjusted net income for Ms. Shive and 1.5% of Belo’s consolidated adjusted net income for each of Mr. Hendrickson, Mr. Diaz and Mr. Kerr) provides a maximum amount for the grant of awards of cash and time-based equity incentives under the ECP that are not earned through financial performance targets, and is designed to allow for tax deductibility of the compensation awarded within the pool. It is from this pool that the Committee may approve annual cash awards of up to 25% of the target bonus (up to 50% at maximum bonus) allocation attributable to non-financial performance objectives and time-based restricted stock units.

Base Salary.    Salary increases for 2011 were provided for several of our NEOs in light of their strong performance in 2010 and market data in our industry group and in the broader market for companies of similar size. Mr. Hendrickson received a salary increase of 16.7%, as his salary is still below the market median. Messrs. Diaz and Kerr received increases of 5% and 3%, respectively. While the market data indicated that the salary for Ms. Shive is also below the market median, she requested and the Committee agreed that no increase in salary be given for 2011. Following these actions, the base salaries for Ms. Shive, Mr. Diaz and Mr. Hendrickson were below the market median and the base salary for Mr. Kerr was above the market median.

Annual Cash Incentive Opportunity.    Consistent with our objective of motivating and rewarding executives for achievement of the Company’s financial and non-financial performance objectives, each executive officer is eligible to receive annual cash incentive compensation based on financial and non-financial performance objectives established in the annual financial plan, as submitted to the Compensation Committee and the Board at the beginning of the year. These performance objectives are established for each of our executive officers at the beginning of each year. The financial performance objectives vary from year to year and reflect the cyclical nature of the Company’s businesses due to fluctuating advertising demand, for example, relating to election years, the Olympics and other U.S. sports events, in addition to taking into consideration industry factors that include changes in media usage habits by consumers and advertisers. Non-financial performance objectives establish a direct relationship between executive officer annual performance priorities and the overall strategic direction of the Company.

In March 2011, the Committee established 2011 target bonus opportunities expressed as a percentage of base salary for each of the NEOs as follows: Ms. Shive, 100%; Mr. Hendrickson, 45%; Mr. Diaz, 55%; and Mr. Kerr, 55%. All of these targets were at or somewhat above the market median. These targets were unchanged from 2010, except for Ms. Shive’s, whose target bonus was increased by 10 percentage points, and Mr. Hendrickson’s, whose target bonus was increased by five percentage points.

Of the target bonus opportunities available to each executive officer, 75% is measured against the financial performance of the Company, specifically earnings per share (“EPS”) for 2011, as adjusted. The remaining 25% is earned through the achievement of non-financial objectives established for each individual executive. Achievement of both financial and non-financial objectives is payable within a range from zero to a maximum of 200% of the underlying target amount.

The Committee believes that linking bonus opportunity directly to financial performance, with an opportunity to earn a 200% payout of target bonus amount if maximum performance is achieved, provides participants with significant motivation to achieve the Company’s financial objectives while providing specific non-financial objectives for each executive serves to reward strategic and other accomplishments that benefit the long-term success of the organization.

Financial Performance Component.    As mentioned earlier, the Committee approved a structure for 2011 where performance at “plan” yielded a bonus at 100% of the target award opportunity. The rest of the payout scale was recalibrated accordingly. The resulting 2011 EPS goals based on the Company’s financial plan are shown in the table below.

Performance Level	2011 EPS Goal	Opportunity Payout Based on Achievement
Maximum	$0.70	200%
Target	$0.63	100%
Threshold	$0.54	0%

The Compensation Committee determined 2011 EPS to be $0.61 for this purpose, which was between threshold and target performance. The EPS result reflects adjustments made at the discretion of the Compensation Committee related to pension settlements, property taxes, investment gains, medical insurance credits, and performance-based compensation expenses. Without the adjustments, EPS as reported by the company was $0.55. The Compensation Committee confirmed the financial performance results achieved for 2011 and awarded the financial performance component of the annual cash incentive for the executive officers at 77.78% of target. Based on financial performance, annual incentive payouts for this component were $452,096 for Ms. Shive; $91,878 for Mr. Hendrickson; $168,442 for Mr. Diaz; and $165,234 for Mr. Kerr.

Non-Financial Performance Component.    The 2011 individual non-financial objectives for Ms. Shive and the other named executive officers encompassed objectives related to strategic planning; human resource initiatives, including organizational alignment and leadership talent; asset and operations reviews; Pension Plan matters; investor relations; risk management; and other matters. At the end of 2011, Ms. Shive and the other executive officers provided the directors with self-assessments of their individual performance with respect to their non-financial objectives. The Committee discussed this information and the evaluations of Ms. Shive submitted by each director. Based on this and other information, the Committee determined to award Ms. Shive a bonus amount of $193,750 for achievement of her individual non-financial objectives for 2011.

Ms. Shive evaluated each of the other named executive officers’ individual 2011 performance, discussed her evaluations with the Committee, and recommended bonus awards for each equal to the target award level. Based on this and other information, the Committee determined to award the named executive officers other than Ms. Shive the following bonus amounts for achievement of their respective 2011 individual non-financial goals: Mr. Hendrickson, $39,375; Mr. Diaz, $72,188; and Mr. Kerr, $70,812.

Long-Term Equity Incentive Compensation.    Historically, the Company has awarded long-term equity incentive grants, or LTI compensation, to executive officers as part of their overall compensation package. These awards are designed to offer competitive compensation that encourages the retention and motivation of key executives, and rewards them based upon market-driven results. Generally, the Committee determines each executive officer’s intended annual LTI compensation value, and then determines the allocation of the LTI compensation award among the types of equity instruments available under the ECP, which include stock options, time-based restricted stock units (“TBRSUs”), and performance-related restricted stock units (“PBRSUs”). The Committee believes these awards support the Company’s compensation objectives as follows: stock options encourage and reward strong stock price performance, thus aligning executive’s interests with those of shareholders, TBRSUs encourage executives to remain with the Company and to focus on its long-term success, and PBRSUs reward financial and operating performance. Additional details on these awards are outlined below.

Stock Option Awards.    Generally, stock option awards are granted for shares of Belo Series B common stock at an exercise price equal to the closing market price of Belo’s Series A common stock on the date of grant. Historically, option awards to executive officers and other eligible Company employees vest 40% on the first anniversary of the date of grant, an additional 30% on the second anniversary, and the remaining 30% on the third anniversary of the date of grant. All options expire on the tenth anniversary of the date of grant. Options were last granted in 2010.

Time-Based Restricted Stock Unit Awards.    TBRSUs awarded to ECP participants, including executive officers, are based on continued employment with the Company and vest 100% at the end of a three-year period. The Committee believes that the three-year cliff vesting feature of the TBRSUs optimizes the retention benefit of this form of award, and because the ultimate value of the award depends on Belo’s stock price, aligns the recipient’s interest with the maximization of shareholder value. TBRSU awards made to executive officers are granted following determination of the performance incentive pool amount set for each executive, as discussed previously.

Performance-Related Restricted Stock Unit Awards.    PBRSUs may be awarded based upon performance criteria and financial performance achievement levels as determined by the Committee. After the actual number of PBRSUs earned is determined following the close of the fiscal year, the PBRSUs typically vest at a rate of 33 1/3% per year over a three-year period.

2011 LTI Awards.    The Company granted both TBRSUs and PBRSUs in 2011, with an LTI mix of 40% and 60%, respectively. The PBRSUs are earned based on achievement of an adjusted consolidated EBITDA target set by the Compensation Committee.

The determination of LTI grant levels for 2011 reflected several factors. In determining the size of the pool of shares, the Company reviewed the 2010 peer group data, the 2010 Media Survey and the 2010 General Industry Data referenced above. Mercer also provided analysis and counsel for this process. In addition, as in prior years, the overall determination as to the size of the pool was also based on the Company’s desire to maintain the overall dilutive effect at an acceptable level.

Management developed recommendations for each participant based initially on the size of the overall pool and the available market data. These individual recommendations were further adjusted based on individual performance levels of eligible LTI program participants. These recommendations were presented by management to the Committee, which had full access to Mercer, Ms. Shive and senior Human Resources management who were involved in the formulation of recommendations. The Committee and the non-management members of the Board evaluated the recommendations and the Committee determined the LTI awards for the NEOs. As noted earlier, Ms. Shive did not participate in any discussions regarding the awards for her as the President and CEO.

For PBRSUs granted in 2011, the target level of adjusted consolidated EBITDA was set at $219,797, which excludes bonus expense. For PBRSU purposes, adjusted consolidated EBITDA is station adjusted EBITDA less corporate operating costs and bonus expense. The Compensation Committee determined 2011 adjusted consolidated EBITDA before bonus expense to be $207,109, which resulted in an 80.76% of target payout for the PBRSUs granted in 2011. The adjusted consolidated EBITDA results reflect adjustments made at the discretion of the Compensation Committee related to pension, share-based compensation, property tax credits, and medical insurance credits. Based on financial performance, payouts were 77,529 PBRSUs for Ms. Shive; 22,612 PBRSUs for Mr. Hendrickson; 33,919 PBRSUs for Mr. Diaz; and 28,589 PBRSUs for Mr. Kerr. One-third of these earned PBRSUs vested on March 1, 2012, with an additional one-third of the earned PBRSUs scheduled to vest on each of the earnings release dates for fiscal 2012 and fiscal 2013.

Changes to Executive Compensation Program for 2012.    The Company granted both TBRSUs and PBRSUs in 2012, with an LTI mix of 40% and 60%, respectively. Consistent with the Company’s business cycle which is impacted by significant political revenue every other year, the performance period for the 2012 PBRSU awards was set at two years (2012-2013), and a consolidated EBITDA target was set for this period. Earned awards will vest 100% at the end of the two-year performance period.

Retirement Benefits.    All Belo employees, including each of the NEOs, are eligible to participate in the Belo Savings Plan, the Company’s qualified 401(k) plan. Prior to April 2009, all employee contributions up to 6% of eligible pay were matched at a rate of 75% by the Company, subject to IRS compensation limits. However, based on the economic challenges experienced by the Company during 2009, the decision was made to suspend Company matching contributions beginning in April 2009. Employees were still afforded the opportunity to make tax-deferred contributions to the Belo Savings Plan and manage the investment of their savings through an independent record keeper. Effective January 1, 2011, the Compensation Committee reinstated Company matching contributions at a rate of 35% on the first 6% of eligible pay, subject to IRS compensation limits. Effective January 1, 2012, the Compensation Committee increased Company matching contributions to a rate of 50% on the first 6% of eligible pay, subject to IRS compensation limits.

Through March 31, 2007, the Company offered pension benefits to participating employees through its tax qualified Pension Plan. Effective March 31, 2007, the Pension Plan was frozen and all affected employees were provided with transition benefits, including the granting of five years of additional credited service.

In connection with the freeze of the Pension Plan, Belo adopted two separate defined contribution plans, which are designed to provide supplemental pension benefits over a five-year period for all employees who were participants in the Pension Plan at the time it was frozen. The Belo Pension Transition Supplement Plan, or PTS Plan, is an account-balance plan intended to qualify under the provisions of Section 401(a) of the Internal Revenue Code. The Belo Pension Transition Supplement Restoration Plan (the “PTS Restoration Plan”) is a non-qualified plan and is intended to cover any transition supplement payments that exceed IRS limits to all qualified plan accounts. A participant in either plan must be actively employed on the last day of the plan year in which the contribution was earned in order to receive a contribution.

In response to the difficult financial circumstances of 2009, the Company amended the PTS Plan and PTS Restoration Plan to suspend the 2009 benefit for all plan participants, including the NEOs who participate in the PTS Plan and PTS Restoration Plan, for an undefined period of time. Because the PTS Plan and PTS Restoration Plan were not terminated, this action effectively postponed the termination of the 5-year contribution plan by one year. No amounts were paid or contributed pursuant to the PTS Plan or the PTS Restoration Plan in 2010. Effective January 1, 2010, the PTS Plan and the PTS Restoration Plan (defined below) benefits were reinstated for all participants.

Change in Control and Severance Benefits

Employment Agreements.    The Company does not presently have any individual employment severance agreements with its executive officers.

Change in Control Severance Plan.    The Company provides for severance benefits for designated participants under the Change in Control Severance Plan (the “Severance Plan”). The current participants, as designated by the Compensation Committee, are the continuing NEOs of Belo. Additional participants may be designated by the Committee from time to time. Belo does not design its other elements of compensation in anticipation of a change in control, but instead change in control payments are designed to provide security to executives in the event of job loss in a triggering transaction. The Severance Plan provides for a severance multiple of 2 for the CEO and 1.5 for all other designated participants, and amounts are payable only upon a qualifying termination of employment following a change in control. Additional information regarding the severance and change in control payments, including a definition of key terms and quantifications of benefits that would have been received by our NEOs had a qualifying termination occurred on December 31, 2011, is found under “Change in Control Arrangements and Other Agreements Upon Termination of Employment.” This information also includes the change in control benefits provided through both the ECP and the PTS Restoration Plan.

Tax Treatment

Under section 162(m) of the Internal Revenue Code, the Company generally receives an annual federal income tax deduction for compensation paid to the CEO and the other three most highly paid executives (excluding the CFO) only if the compensation is less than $1 million or is performance-based. The awards granted under the ECP for 2011 are fully tax-deductible since the applicable compensation over $1 million for all covered named executive officers is performance-based. The Company intends to continue seeking a tax deduction to the extent possible for all executive compensation, as long as it is in the best interests of Belo and its shareholders.

Stock Ownership Guidelines

In 2011, the Board established stock ownership guidelines for the Company’s directors and executive officers. Under these guidelines, the required minimum ownership level of common stock of the Company is 75,000 shares for the Company’s CEO, 25,000 shares for each other Section 16-reporting executive officer, and 10,000 shares for each director. For purposes of meeting these ownership guidelines, issued and outstanding RSU shares are counted as shares owned, but shares subject to unexercised stock options are not. The ownership guidelines are to be achieved by the later of August 1, 2014 or the conclusion of the fifth year following such officer’s or director’s first election to such position. See “Belo Corp. Stock Ownership of Directors and Executive Officers.”

Considerations Regarding Shareholder Say on Pay Vote

The Company’s shareholders approved the Say on Pay proposal with a 92.8% favorable vote at the 2011 annual meeting of shareholders. The Committee and management believe this high level of approval provides strong support to our existing executive compensation philosophy, principles and overall program design. The program changes for 2012 were driven by our overall philosophy and the goal to continue to align our programs to achieve our overall business objectives.

At our last annual meeting of shareholders held on May 10, 2011, our shareholders voted to adopt the recommendation of our Board to conduct future advisory votes on executive compensation every three years. Accordingly, the next shareholder advisory vote on executive compensation (say-on-pay) will be held at the Company’s 2014 annual meeting of shareholders.

Compensation Committee Report

In accordance with its written charter adopted by our Board, the Compensation Committee has oversight of the Company’s overall compensation structure, policies and programs. In exercising its oversight responsibility, the Committee has retained a compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee, after consultation with its compensation consultant, has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management, which has the responsibility for preparing the CD&A. Based upon this review and discussion, the Committee recommended to our Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2011.

COMPENSATION COMMITTEE

M. Anne Szostak, Chair

Peter A. Altabef

Henry P. Becton, Jr.

Judith L. Craven, M.D., M.P.H.

Wayne R. Sanders

McHenry T. Tichenor, Jr.

Lloyd D. Ward

SUMMARY COMPENSATION TABLE

The following information summarizes annual and long-term compensation awarded to, earned by or paid to Belo’s principal executive officer, principal financial officer, and its two other most highly-paid executive officers (collectively, the “named executive officers”) for services in all capacities to Belo for the years ended December 31, 2011, 2010, and 2009, respectively.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen- sation ($)(2)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Dunia A. Shive	2011	$775,000	$1,259,200	$—	$645,846	$27,193	$28,935	$2,736,174
President and Chief	2010	$764,567	$769,923	$767,493	$1,307,813	$8,412	$—	$3,618,208
Executive Officer	2009	$749,663	$30,550	$—	$—	$11,762	$34,709	$826,684
Carey P. Hendrickson	2011	$337,500	$367,529	$—	$131,253	$22,224	$10,185	$868,691
Senior Vice President/ Chief Financial Officer and Treasurer	2010	$288,894	$178,164	$177,444	$240,000	$6,750	$—	$891,252
Peter L. Diaz	2011	$518,750	$550,900	$—	$240,630	$144,126	$38,258	$1,492,664
President/Media Operations	2010	$483,038	$276,437	$275,706	$550,000	$48,927	$23,153	$1,657,261
	2009	$444,962	$15,275	$—	$63,250	$75,663	$17,035	$616,185
Guy H. Kerr	2011	$511,250	$464,330	$—	$236,046	$63,533	$28,282	$1,303,441
Executive Vice President/	2010	$493,269	$276,437	$275,706	$550,000	$24,049	$13,867	$1,633,328
Law and Government and Secretary	2009	$483,654	$14,100	$—	$—	$36,577	$20,517	$554,848

(1)	The amounts in columns (e) and (f) reflect the grant date fair value of awards made in 2011, 2010, and 2009 for all share-based compensation issued in the form of TBRSUs, PBRSUs and stock options.

The grant date fair value of TBRSU and PBRSU awards in 2011 is presented in the “Grants of Plan-Based Awards in 2011” table. For additional discussion on assumptions made in determining the grant date fair value of share-based awards, see also Note 5 “Long-Term Incentive Plan” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2011, filed with the Company’s Annual Report on Form 10-K.

(2)	The 2011 and 2010 amounts in column (g) above were paid in March 2012 and March 2011, respectively, based on the achievement of specific 2011 and 2010 levels of financial performance and non-financial objectives. The amount in column (g) for 2009 for Mr. Diaz relates to the achievement of certain non-financial performance objectives and other considerations. No other performance-based bonuses were earned by the named executive officers in 2009. The Company does not allow for the deferral of any amounts earned by its executives outside of the Belo Savings Plan, a qualified 401(k) plan available to all employees. For further discussion of non-equity incentive compensation, see “Compensation Discussion and Analysis.”

(3)	The amounts in column (h) are comprised of the increase in pension value for each named executive officer for the years ended December 31, 2011, 2010, and 2009.

(4)

Company contributions to the Belo Savings Plan were suspended in 2010 and part of 2009; contributions to the PTS Plan and PTS Restoration Plan were suspended for 2009. Payments reflected in 2011 for the PTS Plan and PTS Restoration Plan are payments that will be contributed in 2012 in respect of 2011. For 2009,

2010 and 2011, Belo contributed the following amounts to the Belo Savings Plan, the PTS Plan, and the PTS Restoration Plan, and paid dividend equivalents on earned but unvested RSUs in the following amounts, which are included in column (i) above:

Name	Year	Belo Savings Plan Contribution	Pension Transition Supplement Plan Contribution	Pension Transition Supplement Restoration Plan Contribution	Dividend Equivalents Paid on Earned but Unvested RSUs
		(a)	(b)	(c)	(d)
Dunia A. Shive	2011	$5,145	$—	$—	$23,790
	2010	$—	$—	$—	$—
	2009	$11,025	$—	$—	$23,684
Carey P. Hendrickson	2011	$5,145	$—	$—	$5,040
	2010	$—	$—	$—	$—
Peter L. Diaz	2011	$5,145	$21,855	$1,298	$9,960
	2010	$—	$23,153	$—	$—
	2009	$7,165	$—	$—	$9,870
Guy H. Kerr	2011	$5,145	$13,867	$—	$9,270
	2010	$—	$13,867	$—	$—
	2009	$7,788	$—	$—	$12,729

For more information, see “Post-Employment Benefits.”

The total value of executive perquisites and personal benefits for 2011 did not exceed $10,000 for any named executive officer.

The following table summarizes cash-based and equity awards that were granted to the named executive officers under the ECP during 2011.

Grants of Plan-Based Awards in 2011
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Dunia A. Shive	3/3/2011	$—	$775,000	$1,550,000	48,000	96,000	192,000	64,000	$1,259,200
Carey P. Hendrickson	3/3/2011	$—	$157,500	$315,000	14,000	28,000	56,000	18,700	$367,529
Peter L. Diaz	3/3/2011	$—	$288,750	$577,500	21,000	42,000	84,000	28,000	$550,900
Guy H. Kerr	3/3/2011	$—	$283,250	$566,500	17,700	35,400	70,800	23,600	$464,330

(1)	The Committee established 2011 target bonus opportunities expressed as a percentage of base salary for each of the NEOs as follows: Dunia Shive, 100%; Carey Hendrickson, 45%; Peter Diaz, 55%; and Guy Kerr, 55%. Payouts for 2011 were awarded (i) at 77.78% of target based upon 2011 financial performance for all named executive officers and (ii) at 100% of target for non-financial performance for all named executives.

(2)	The PBRSUs awarded March 3, 2011 were subject to a performance period that began January 1, 2011 and ended December 31, 2011. One-third of the earned PBRSU award vested on March 1, 2012, the date on which the performance criteria was certified by the Compensation Committee. PBRSUs are paid 60% in shares of Belo Series A common stock and 40% in cash. The remaining two-thirds of the earned award are subject to additional employment-based vesting criteria and receive dividend equivalents. One-half of the remaining earned award will vest on the earnings release date for the year ending December 31, 2012 and the final portion will vest on the earnings release date for the year ending December 31, 2013.

(3)	The TBRSUs awarded March 3, 2011 vest in 2014 on the date of the annual earnings release for the year ended December 31, 2013, provided the executive remains employed through the vesting date.

(4)	With respect to the stock awards (TBRSUs and PBRSUs) made March 3, 2011, the fair value estimates indicated above are based on the market price of a share of Series A common stock on the date of the award, which was $7.87. The fair value of the PBRSUs assumes a payout at the target level of performance.

For 2011, the proportion of equity-based compensation in relation to total compensation, excluding changes in pension value and above-market interest from non-qualified deferred compensation plans, for each of the named executive officers was as follows: Dunia Shive, 46%; Carey Hendrickson, 43%; Peter Diaz, 41%; and Guy Kerr, 37%. See “Compensation Discussion and Analysis” for a discussion of all components of total direct compensation and objectives for each element, both cash and equity-based awards.

The following table contains information on all Belo Corp. equity awards to the named executive officers that were outstanding as of December 31, 2011:

Outstanding Equity Awards at Fiscal Year-End 2011
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Dunia A. Shive	64,360	96,540	$7.07	03/04/2020	64,000	$403,200	77,530	$488,436
	200,000		$1.88	12/05/2018	108,900	$686,070
	30,000		$17.31	12/09/2015	65,000	$409,500
	85,000		$20.18	12/03/2014
	75,000		$22.37	12/05/2013
	76,000		$17.29	12/06/2012
Carey P. Hendrickson	14,880	22,320	$7.07	03/04/2020	18,700	$117,810	22,613	$142,461
	19,500		$1.88	12/05/2018	25,200	$158,760
	10,000		$17.31	12/09/2015	6,500	$40,950
	17,000		$20.18	12/03/2014
	15,000		$22.37	12/05/2013
	11,000		$17.29	12/06/2012
Peter L. Diaz	23,120	34,680	$7.07	03/04/2020	28,000	$176,400	33,919	$213,691
	100,000		$1.88	12/05/2018	39,100	$246,330
	16,000		$17.31	12/09/2015	32,500	$204,750
	23,000		$20.18	12/03/2014
	23,000		$22.37	12/05/2013
	22,400		$17.29	12/06/2012
Guy H. Kerr	23,120	34,680	$7.07	03/04/2020	23,600	$148,680	28,589	$180,111
	90,000		$1.88	12/05/2018	39,100	$246,330
	23,000		$17.31	12/09/2015	30,000	$189,000
	55,000		$20.18	12/03/2014
	50,000		$22.37	12/05/2013
	53,000		$17.29	12/06/2012

(1)	Vesting dates for each outstanding option award for the named executive officers are:

Vesting Date	Exercise Price	Dunia A. Shive	Carey P. Hendrickson	Peter L. Diaz	Guy H. Kerr

March 4, 2012	$7.07	48,270	11,160	17,340	17,340
March 4, 2013	$7.07	48,270	11,160	17,340	17,340

All employee stock options become exercisable in increments of 40% after one year and 30% after each of years two and three. The form of ECP award provides for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Peter Diaz and Guy Kerr meet these criteria. Upon the occurrence of a change in control (as defined in the ECP), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence).

(2)	The amounts in columns (g) and (i) reflect unvested TBRSUs and PBRSUs that have been earned as of December 31, 2011, but which remain subject to additional vesting requirements that depend upon the executive’s continued employment with the Company.

Scheduled vesting of all outstanding RSU awards for each of the named executive officers is as follows:

Vesting Date	Award Type	Dunia A. Shive	Carey P. Hendrickson	Peter L. Diaz	Guy H. Kerr

February 7, 2012	2008 TBRSU	65,000	6,500	32,500	30,000
March 1, 2012	2011 PBRSU	25,843	7,537	11,306	9,529
February 1, 2013*	2010 TBRSU	108,900	25,200	39,100	39,100
	2011 PBRSU	25,843	7,537	11,306	9,529
February 1, 2014*	2011 TBRSU	64,000	18,700	28,000	23,600
	2011 PBRSU	25,844	7,539	11,307	9,531

*	February 1 is used as a projected earnings release date for purposes of this disclosure. Actual vesting date is the actual earnings release date for the previous completed year ending December 31. The form of ECP award provides for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Peter Diaz and Guy Kerr meet these criteria.

(3)	The market value at year-end for outstanding awards still subject to vesting is based on the closing market price of a share of Belo Series A common stock for the year ended December 31, 2011 of $6.30.

Equity Holdings and Value Realization related to Spin-Off of A. H. Belo Corporation.    Effective February 8, 2008, Belo spun off its newspaper businesses to form A. H. Belo. Effective with the spin-off, equitable adjustments were made with respect to stock options and RSUs originally relating to Belo common stock. As a result, securities exercisable for or settled in A. H. Belo’s common stock were issued to each of the Belo named executive officers pursuant to the anti-dilution adjustment provisions of their previously outstanding Belo stock option and RSU awards.

As of year-end 2011, A. H. Belo option awards held by the named executive officers were as follows: Dunia Shive, 53,200; Carey Hendrickson, 10,600; Peter Diaz, 16,880; and Guy Kerr, 36,200. All of the options are fully-vested and have exercise prices ranging from $21.64 to $28.01 and expire on or before December 2015.

The Belo named executive officers held no outstanding A. H. Belo RSU awards as of December 31, 2011.

Additional information regarding the A. H. Belo option and RSU awards received by the Belo named executive officers was disclosed in the “A. H. Belo Corporation Outstanding Equity Awards at Fiscal Year-End 2008” table of Belo’s 2009 proxy statement. Any amounts realized by the named executive officers from A. H. Belo option and RSU awards during 2011 are presented below in the “Option Exercises and Stock Vested in 2011” table.

The following table presents information on amounts realized from options that were exercised and stock awards vested during 2011. None of the named executive officers exercised any A. H. Belo options during 2011.

Option Exercises and Stock Vested in 2011
	Option Awards		Stock Awards
	Belo Corp.		Belo Corp.		A. H. Belo Corporation
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
(a)	(b)	(c)	(d)	(e)	(d)	(e)
Dunia A. Shive	—	—	87,240	$681,344	17,448	$131,209
Carey P. Hendrickson	—	—	9,030	$70,524	1,806	$13,581
Peter L. Diaz	—	—	30,080	$234,925	6,016	$45,240
Guy H. Kerr	90,000	$370,800	42,120	$328,957	8,424	$63,348

(1)	The value realized upon the exercise of stock option awards is equal to the difference between the market value of Belo Series A common stock at the time of exercise and the stock option exercise price, multiplied by the number of shares acquired upon exercise of the stock option.

(2)	The value realized upon vesting of these Belo Corp. RSUs is equal to the number of units vesting times the closing market price of a share of Belo Corp. Series A common stock on the vesting date. The vested stock awards represent the December 2007 TBRSU award, which vested on February 8, 2011 at a price of $7.81 per share.

(3)	The value realized upon vesting of these A. H. Belo RSUs is equal to the number of units vesting times the closing market price of a share of A. H. Belo Series A common stock on the vesting date. The vested stock awards represent the December 2007 TBRSU award, which vested on February 22, 2011 at a price of $7.52 per share.

Post-Employment Benefits

Pension Plan. Through March 31, 2007, Belo offered pension benefits to participating employees through its tax-qualified pension plan, The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). Until July 1, 2000, this non-contributory Pension Plan was available to substantially all Belo employees who had completed one year of service and had reached 21 years of age as of June 30, 2000. The Pension Plan was amended effective July 1, 2000. As a result, new or rehired employees were not eligible to accrue additional benefits in the Pension Plan and individuals who were active participants immediately prior to July 1, 2000 were offered an election to either (1) remain eligible to participate in and accrue benefits under the Pension Plan, or (2) cease accruing benefits under the Pension Plan effective June 30, 2000. Those employees who elected to cease accruing benefits under the Pension Plan became eligible for enhanced benefits under the Belo Savings Plan, a qualified 401(k) plan maintained for substantially all Belo employees. Dunia Shive and Carey Hendrickson each made an election effective July 1, 2000 to cease accruing additional Pension Plan benefits, thereby becoming eligible for enhanced participation in the Belo Savings Plan. Effective March 31, 2007, the Pension Plan was frozen and all affected employees were provided five additional years of credited service and became eligible for transition benefits which are described below under the heading “Pension Transition Benefits.” In addition, beginning April 1, 2007, the participating executives, along with all other former Pension Plan participants who remained active employees with Belo, became eligible for increased matching and profit sharing contributions by the Company under the Belo Savings Plan.

The Pension Plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual covered compensation out of the ten most recent calendar years of employment referred to as “final monthly compensation.” The formula for determining an individual participant’s benefit is as follows: 1.1% times final monthly compensation times years of credited service plus .35% times final monthly compensation in excess of covered compensation times years of credited service (up to 35 years). Compensation covered under the Pension Plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Belo contributions to the Belo Savings Plan. All participants are fully vested in their accrued benefit in the Pension Plan. Retirement benefits under the Pension Plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur as early as age 55. An early retirement reduction factor, which is applied to the participant’s normal age 65 monthly benefit, is based on the participant’s Social Security normal retirement age. The percentage reduction factor is the sum of 3.33% times the number of years of payment between ages 55 and 60 increased for each year the Social Security normal retirement age exceeds age 65, plus 6.67% times the number of years between ages 60 and 65 decreased for each year the Social Security normal retirement age exceeds age 65. For example, a participant with a Social Security normal retirement age of 67 who elects to begin receiving pension benefits at age 57 would have a reduction factor of 36.7%.

Pension Transition Benefits. In connection with the freeze of the Pension Plan, Belo adopted two separate defined contribution plans effective April 1, 2007, which are designed to provide supplemental pension benefits over a five-year period for all employees who were participants in the Pension Plan at the time it was frozen. The PTS Plan is an account-balance plan intended to qualify under the provisions of Section 401(a) of the Code. The PTS Restoration Plan is a non-qualified plan and is intended to cover any transition supplement payments that exceed IRS limits to all qualified plan accounts. For a participant to remain eligible for a contribution, the participant must remain a Belo employee through the last day of a designated plan year. The amount of any contribution is determined by applying an actuarially-determined factor to the participant’s eligible compensation earned during a given plan year. Eligible compensation is limited to $245,000 for 2011 for all participants in the PTS and Restoration Plans.

The Company suspended, with respect to all participants, the 2009 contributions that would have been made to the PTS Plan and PTS Restoration Plan in 2010. Effective January 1, 2010, the PTS Plan and PTS Restoration Plan benefits were reinstated for all participants, with the accrued benefits for 2010 contributed in 2011 and the accrued benefits for 2011 contributed in 2012.

The table below presents the present value of each named executive officer’s benefit under the Pension Plan at age 65, based upon credited years of service and covered compensation as of December 31, 2011. Credited years of service includes the additional five years awarded to all active participants in the Pension Plan as of the date the Plan was frozen on March 31, 2007. Each of the named executive officers, except Dunia Shive and Carey Hendrickson, received this five-year credit. For the Pension Plan, Belo uses a December 31 measurement date for financial reporting purposes with respect to the Company’s audited financial statements for the year ending December 31, 2011.

Pension Benefits at December 31, 2011
Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
(a)	(b)	(c)	(d)
Dunia A. Shive	The G. B. Dealey Retirement Pension Plan	7	$98,546
Carey P. Hendrickson	The G. B. Dealey Retirement Pension Plan	8	$78,442
Peter L. Diaz	The G. B. Dealey Retirement Pension Plan	28	$597,319
Guy H. Kerr	The G. B. Dealey Retirement Pension Plan	12	$308,566

(1)	The number of credited years of service for Dunia Shive and Carey Hendrickson is based on her/his election effective July 1, 2000 to accept a frozen pension benefit in exchange for enhanced participation in the Belo Savings Plan.

The Company froze benefits under the Pension Plan effective March 31, 2007. As of that date, affected employees were granted five years of additional credited service. The number of years of credited service reflected in column (c) and the present value of accumulated benefit reflected in column (d) include service through March 31, 2007, the date of the freeze and the five-year credit for each named executive officer except Dunia Shive and Carey Hendrickson.

(2)	Amounts indicated in column (d) do not include pension transition supplement payments that the Company has funded into the PTS Plan, a qualified defined contribution retirement plan, and the PTS Restoration Plan, a non-qualified plan. In 2009, pension transition supplement contributions for all participants were suspended, resulting in no contributions to either the PTS or PTS Restoration Plan in 2010. The 2011 contribution amounts for each of the named executive officers, which are expected to be contributed to the PTS and PTS Restoration Plans by March 2012, are as follows: Peter Diaz, $23,153 and Guy Kerr, $13,867. As noted previously, Dunia Shive and Carey Hendrickson were not active participants in the Pension Plan on March 31, 2007 and, therefore, are not eligible for PTS payments.

Belo’s pension costs and obligations are calculated using various actuarial assumptions and methodologies as prescribed under Accounting Standards Codification (ASC) 715 (formerly SFAS 87 — Employers’ Accounting for Pensions, as amended by SFAS 158 — Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans). To assist in developing these assumptions and methodologies, Belo uses the services of an independent consulting firm. To determine the benefit obligations, the assumptions the Company uses include, but are not limited to, the selection of the discount rate and projected salary increases. For additional information regarding the valuation methodology and material assumptions used in quantifying the pension benefits, see Note 7 “Defined Benefit Pension and Other Post Retirement Plans” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2011, filed with the Company’s Annual Report on Form 10-K. At December 31, 2011, Peter Diaz and Guy Kerr were eligible to receive benefits under the early retirement provisions of the Pension Plan.

Recent Pension Plan Developments.    In October 2010, Belo and A. H. Belo entered into a Pension Plan Transfer Agreement to split the Pension Plan into separately sponsored plans. The split was effective January 1, 2011. As a result, A. H. Belo now sponsors two new pension plans for A. H. Belo participants and is solely responsible for managing and funding future contributions to such plans. Belo remains the sole sponsor for the Pension Plan and is responsible for management and funding contributions for the benefit of Belo participants but no longer A. H. Belo participants. The split of the Pension Plan did not change the amount of the benefits any participant has accrued or is currently receiving. For additional information on this topic, see “Certain Relationships.”

Non-Qualified Deferred Compensation

Pension Transition Supplement Restoration Plan.    As noted above under “Pension Transition Benefits,” effective April 1, 2007, the Belo Board adopted the PTS Restoration Plan as a non-qualified plan to provide the portion of the PTS Plan benefit that cannot be provided under the PTS Plan because of IRS Section 415 defined contribution plan limits. The Company suspended the 2009 contributions to the PTS Restoration Plan that would have been made in 2010. The benefit was reinstated effective January 1, 2010. Participants are allowed to select from a number of market-based nominal investment alternatives for amounts credited to their accounts. Peter Diaz and Guy Kerr have been credited with Company contributions under the PTS Restoration Plan. For 2011, the Company will contribute $1,298 to Peter Diaz’s PTS Restoration account. Mr. Diaz’s account had 2011 losses of $95, resulting in a year-end balance of $9,370. Total Company contributions to Mr. Diaz’s account that have been reported in the Company’s prior proxy statements as “All Other Compensation” in the Summary Compensation Table are $6,185. Amounts under the PTS Restoration Plan are distributed upon termination of employment in a lump-sum to the participant.

For the year ended December 31, 2011, the Company did not have any other non-qualified deferred compensation plan in place for any of its employees, including the named executive officers.

Change in Control Arrangements and Other Agreements Upon Termination of Employment

The following descriptions reflect the amount of compensation that would have become payable to each of the named executive officers under existing arrangements if there had been a change in control or the named executive’s employment had terminated on December 31, 2011, given the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. As used in this section, termination means the termination of a named executive officer’s employment with the Company due to death, disability or retirement at or after age 55 with at least three years of service. These amounts are in addition to benefits that were available without regard to the occurrence of any termination of employment or change in control, including then-exercisable stock options, and benefits available generally to salaried employees. These amounts do not include A. H. Belo equity awards received in connection with the spin-off transaction (see “Equity Holdings and Value Realization related to Spin-Off of A. H. Belo Corporation”).

Except as described below, at December 31, 2011, the Company did not have individual written agreements with any of the named executive officers that would provide guaranteed payments or benefits in the event of a termination of employment or a change in control. The actual amounts that would be paid upon a named executive officer’s termination of employment or a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon any such event, the actual amounts paid or distributed may be higher or lower than the amounts set forth in the table that follows. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

Severance Plan Change in Control Benefits.    Under the Belo Corp. Change in Control Severance Plan, as amended (the “Severance Plan”), each designated executive is eligible for a total cash payment to be awarded upon termination of employment in connection with a change in control. The circumstances that would result in benefits under the Severance Plan include: (1) the acquisition by a person or group of 30 percent or more of the combined voting power of the Company’s voting securities (excluding voting securities held by Robert Decherd, Belo’s Chairman of the Board, and voting securities held by any entity over which Robert Decherd has sole or shared voting power); (2) certain changes in the membership of the Company’s Board of Directors that are not approved by the incumbent directors; (3) consummation of a business combination or sale of substantially all of the Company’s assets, unless immediately following such transaction the beneficial owners of shares of Belo’s common stock and other securities eligible to vote immediately prior to the transaction beneficially own more than 60 percent of the combined voting power of the voting securities of the continuing company resulting from such transaction; or (4) approval by Belo shareholders of a plan of liquidation or dissolution. In connection with any actual termination of employment, change in control or otherwise, Belo may determine to enter into or amend other agreements or arrangements that provide additional or alternative benefits that would be payable as a result of such events, as the Compensation Committee or Board determines appropriate.

ECP Change in Control Benefits.    Compensation and benefits under the Company’s ECP may also be affected by a change in control of the Company. Generally under the ECP, a change in control event means the first of the following to occur, unless the Board has adopted a resolution stipulating that such event will not constitute a change in control for purposes of the ECP:

•	Specified changes in the majority composition of the Company’s Board;

•	Specified mergers or sales or dispositions of all or substantially all of the Company’s assets;

•	Shareholder approval of a plan of complete liquidation or dissolution of Belo; or

•	Acquisition of more than 30% of the combined voting power of Company common stock.

Following a change in control, ECP bonuses are paid in full at the higher of target or forecasted full-year results in the year of the change in control; stock options held by participants, including senior management, sales executives and non-employee directors, become fully vested and are immediately exercisable; TBRSUs vest and are payable in full immediately; and PBRSUs vest at the higher of target or forecasted full-year results in the year of the change in control; and all vested units are payable in full immediately.

Pension Transition Supplement Restoration Plan.    Effective April 1, 2007, the Company adopted the PTS Restoration Plan, a non-qualified plan, to provide the portion of PTS Plan benefit that cannot be provided under the PTS Plan because of Code limitations on the amount of qualified plan benefits. Generally under the PTS Restoration Plan, a change in control will occur on the date that there is a:

•	change in ownership in the Company, wherein any person or group acquires more than 50% of the total fair market value or total voting power of Belo stock;

•

change in effective control of the Company, wherein (a) any person or group acquires 30% or more of the total voting power of Belo stock or (b) a majority of the members of Belo’s Board are replaced during any 12-month period by persons not appointed or endorsed by a majority of Belo’s Board prior to the date of such appointment or election; or

•

change in the ownership of a substantial portion of the assets of the Company, wherein any person or group acquires Belo assets having a total gross fair market value of 40% or more of the total gross fair market value of all Belo assets.

Upon the occurrence of a change in control, as defined in the PTS Restoration Plan, the Compensation Committee has the right, but not the obligation, to terminate the PTS Restoration Plan and distribute the entire balance of participants’ accounts to the participants.

In addition to the change in control provisions in the plans discussed above, the Company has general severance guidelines that may or may not be followed in any particular instance when an executive officer leaves the Company. These guidelines do not entitle executive officers to any specific severance benefit or amount of benefit in the event of termination of employment with the Company. For additional discussion, see “Potential Payments on Change in Control or Upon Termination of Employment at December 31, 2011” table on the following page.

The approximate value of the severance benefits available to each of the named executive officers if there had been a termination of employment (as defined) due to death, disability or retirement, or had there been a termination of employment in connection with a change in control (as defined), on December 31, 2011, under the ECP or the Severance Plan, would have been as follows, based on a closing market price of $6.30 per share for the Company’s Series A common stock for the year ended December 31, 2011.

Potential Payments on Change in Control or Upon Termination of Employment at December 31, 2011
Name and Description of Benefit	Termination/ Change in Control	Death, Disability or Retirement After Age 55 with Three Years Service
(a)	(b)	(c)
Dunia A. Shive Non-equity incentives(1)	$775,000	$—
Stock options(2)	$—	$—
Time-based RSUs(3)	$1,498,770	$1,498,770
Performance-related RSUs(4)	$604,800	$488,436
Change in control severance plan(5)	$4,461,092	$—

Total	$7,339,662	$1,987,206
Carey P. Hendrickson Non-equity incentives(1)	$157,500	$—
Stock options(2)	$—	$—
Time -based RSUs(3)	$317,520	$317,520
Performance-related RSUs(4)	$176,400	$142,461
Change in control severance plan(5)	$809,178	$—

Total	$1,460,598	$459,981
Peter L. Diaz(6) Non-equity incentives(1)	$288,750	$—
Stock options(2)	$—	$—
Time-based RSUs(3)	$627,480	$627,480
Performance-related RSUs(4)	$264,600	$213,691
Change in control severance plan(5)	$1,296,264	$—

Total	$2,477,094	$841,171
Guy H. Kerr(6) Non-equity incentives(1)	$283,250	$—
Stock options(2)	$—	$—
Time-based RSUs(3)	$584,010	$584,010
Performance-related RSUs(4)	$223,020	$180,111
Change in control severance plan(5)	$1,266,103	$—

Total	$2,356,383	$764,121

(1)	In the event of a change in control, short-term non-equity incentives (cash bonuses) are paid in a lump sum to each executive at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date) and at target for non-financial performance. Cash bonuses are not automatically paid for executives terminating under other circumstances.

(2)

All stock options, vested or unvested, are forfeited immediately in the event an executive is terminated for cause or voluntarily resigns. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all option holdings is accelerated and all vested options will remain exercisable until the original expiration date of that option (10 years from the date of grant). If any named executive officer is terminated without cause, vested options will remain exercisable for a period of one year from the date of the executive’s termination of employment. Unvested options are forfeited immediately.

(3)	All unvested TBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all TBRSUs is accelerated and payment is made as soon as practicable but no earlier than allowable under Section 409a of the Code.

(4)	All unvested PBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all earned but unvested PBRSUs is accelerated and payment is made as soon as practicable but no earlier than allowable under Section 409a of the Code. In the event of a change in control, unearned PBRSUs are earned and paid at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date).

(5)	To determine the amount of the change in control payment, a multiple of 2 for the Chief Executive Officer and 1.5 for all other named executive officers is applied to the sum of the following components: (1) base salary in effect at the time of the change in control; (2) higher of the current target bonus in effect prior to the change in control or the average of the last three years’ bonus payments; (3) employer-provided contributions to the Belo Savings Plan and PTS payments for the current year; and (4) employer cost of medical and dental benefits in excess of employee premiums. In addition to this change in control amount, the employee is also eligible for outplacement services valued at no more than $25,000, plus reimbursement for any legal fees incurred to enforce the participant’s rights under the plan. For each executive, the assumptions for outplacement costs and legal fees in the table above were $25,000 and $0, respectively. To the extent the cash payment and the value related to the acceleration of vesting for outstanding equity awards exceeds 3 times the employee’s average taxable compensation earned during the five years preceding the year of the change in control, excise taxes will be assessed. If all or a portion of the distribution is subject to excise tax, Belo will make a “gross-up” payment to the terminated employee. For 2011, Dunia Shive’s cash payment amount indicated above includes an excise tax gross-up of $1,305,522.

(6)	In addition to payments available under the ECP and the Severance Plan, there are also change in control provisions within the PTS Restoration Plan. Upon the occurrence of a change in control, the Compensation Committee has the right, but not the obligation, to terminate the PTS Restoration Plan and distribute the entire balance of participants’ accounts to the participants. At December 31, 2011, the balance in Peter Diaz’s PTS Restoration Plan account was $9,370. No other named executive officer had a PTS Restoration account balance at December 31, 2011.

DIRECTOR COMPENSATION

Director Compensation for 2011

Non-employee directors receive compensation for their Board and committee service; executive officers of the Company who also serve as Belo directors do not receive separate compensation for Board service. Based on recommendations from the Compensation Committee, the Board determines the amount of non-employee director compensation each year and designates the manner in which it is paid. The annual retainer is paid on the date of the Company’s annual meeting of shareholders for service through the date of the next annual meeting. Directors who are initially elected at a time other than at an annual meeting of shareholders receive a proportionate share of compensation relative to the service provided during an ordinary term of service. Vesting and payment dates for equity awards are adjusted to coincide with dates of awards relative to the previous award dates.

During 2011, non-employee directors on the Belo Board received an annual retainer package with a nominal value of $140,000. The annual retainer is for the 2011-2012 term of service beginning May 10, 2011, the date of the 2011 annual meeting of shareholders, through the date of the 2012 annual meeting of shareholders. One-half of the Board’s annual retainer was paid in cash and the remaining one-half was paid in the form of TBRSUs for Belo Series A common stock, the number of which was determined based on the closing market price of Belo Series A common stock on the date of the award. Annual awards for 2011-2012 were made on May 10, 2011.

Directors who served as committee chairs in 2011 received an additional $10,000 in cash. Belo reimburses directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at Board and committee meetings. Robert Decherd, as non-executive Chairman of the Board, receives an additional $60,000 in annual compensation payable at the beginning of each term of service, while Henry Becton receives $30,000 in additional annual compensation for his role as Lead Director. Dunia Shive, who was an executive officer of the Company during 2011, did not receive separate compensation for Belo Board service.

Director nominee Peter Altabef joined the Board on July 28, 2011. He received a prorated amount of the annual retainer package for the balance of the service year. Vesting and payment dates of Peter’s TBRSU award were adjusted to coincide with the director awards granted in May 2011.

The following table sets forth compensation for each Belo non-employee director for service as a Belo director during the year ended December 31, 2011:

Non-Employee Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(g)	(h)
Peter A. Altabef	$54,808	$54,807	$777	$110,392
Henry P. Becton, Jr.	$110,000	$70,004	$890	$180,894
Judith L. Craven, M.D., M.P.H.	$70,000	$70,004	$5,287	$145,291
Robert W. Decherd	$130,000	$70,004	$890	$200,894
Dealey D. Herndon	$70,000	$70,004	$890	$140,894
James M. Moroney III	$70,000	$70,004	$890	$140,894
Wayne R. Sanders	$80,000	$70,004	$890	$150,894
M. Anne Szostak	$80,000	$70,004	$890	$150,894
McHenry T. Tichenor, Jr.	$70,000	$70,004	$890	$140,894
Lloyd D. Ward	$70,000	$70,004	$890	$140,894

(1)

The amounts indicated in column (c) for Stock Awards are based on the grant date fair value of awards made May 10, 2011. Directors’ TBRSU awards vest on the date of the annual shareholders meeting one year following the initial grant or on the next regularly scheduled shareholders meeting date for pro-rated awards made during a service period. Prior to the date of the award, directors elect the payment date of their award, which can be the date of vesting or on the date of the shareholders’ meeting one or two years next following the vesting date. Payment of vested RSUs is made 60% in shares of Series A common stock and 40% in cash. Directors who voluntarily resign or retire from Belo Board service prior to the vesting of TBRSUs will receive a proportionate amount of the award based on actual service. Payment will be made on the payment date elected. Vesting is accelerated and payment is made immediately for TBRSUs held by a director who becomes disabled or dies.

(2)	Reflects dividend equivalents paid in 2011 by the Company on earned but unvested/undistributed RSUs.

In 2009, the Board established stock ownership guidelines for the Company’s directors to be achieved by the later of August 1, 2014 or within five years of his/her first election to the Board. Under these guidelines, the required minimum ownership level of common stock of the Company is 10,000 shares for each director. The majority of Belo directors have met the minimum ownership requirement. The following are the RSU holdings of each of Belo’s non-employee directors as of December 31, 2011:

Name	May 2009 Award Payable in May 2012	May 2010 Award Payable in May 2013	May 2011 Award Payable in May 2012	May 2011 Award Payable in May 2014	July 2011 Award Payable in May 2012

Peter A. Altabef					7,774
Henry P. Becton, Jr.				8,895
Judith L. Craven, M.D., M.P.H	35,000	8,974		8,895
Robert W. Decherd			8,895
Dealey D. Herndon			8,895
James M. Moroney III			8,895
Wayne R. Sanders			8,895
M. Anne Szostak			8,895
McHenry T. Tichenor, Jr.			8,895
Lloyd D. Ward			8,895

Prior to 2009, directors received a portion of their annual compensation in the form of stock options for the purchase of Series B common stock. The option exercise price is equal to the closing market price of Series A common stock on the date of grant. Options generally vested one year from the date of grant and expire 10 years from the date of grant. Vested options remain exercisable for the original term of the award for all former directors. Following are the stock option holdings of each of Belo’s non-employee directors as of December 31, 2011:

Name	Outstanding Stock Options	Exercisable Stock Options

Peter A. Altabef	—	—
Henry P. Becton, Jr.	61,119	61,119
Judith L. Craven, M.D., M.P.H	61,119	61,119
Robert W. Decherd(1)	21,469	21,469
Dealey D. Herndon	61,119	61,119
James M. Moroney III(1)	21,469	21,469
Wayne R. Sanders	53,924	53,924
M. Anne Szostak	44,125	44,125
McHenry T. Tichenor, Jr.	—	—
Lloyd D. Ward	68,319	68,319

(1)	Stock options indicated above for Robert Decherd and Jim Moroney, both former employees of the Company, represent those awarded with respect to Belo Board service since the effective date of the spin-off on February 8, 2008, and do not include stock options earned as employees of the Company.

CERTAIN RELATIONSHIPS

Belo has a written Code of Business Conduct and Ethics. One policy in the Code provides that all directors, officers, and employees avoid business and personal situations that may give rise to a conflict of interest. A “conflict of interest” under the Code occurs when an individual’s private interest interferes or appears to interfere with Belo’s interest. The Code provides that the Audit Committee (or its designee) is generally responsible for enforcement of the Code relating to members of the Board of Directors; and the Company’s Management Committee (or its designee) is generally responsible for enforcement of the Code relating to officers and employees.

The Board has adopted a written related person transaction policy and procedures pursuant to which significant transactions involving the Company and related persons, as defined in Item 404(a) and accompanying instructions of SEC Regulation S-K, are subject to review by the Nominating and Corporate Governance Committee. Transactions subject to the policy are any transaction within the scope of Item 404(a) and accompanying instructions of Regulation S-K, which are transactions exceeding $120,000 in which executive officers, directors or greater than 5% shareholders, or members of their immediate families, have a direct or indirect material interest. In determining whether to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Robert Decherd is Chairman of the Board, president and Chief Executive Officer of A. H. Belo, and non-executive Chairman of the Board of Belo. Jim Moroney, executive vice president of A. H. Belo, is an executive officer of A. H. Belo and a director of Belo. Dealey Herndon is a director of both Belo and A. H. Belo.

In connection with the 2008 spin-off of A. H. Belo, Belo and A. H. Belo entered into a separation and distribution agreement, a services agreement, a tax matters agreement and an employee matters agreement, effective as of the spin-off date. Under the services agreement, Belo and A. H. Belo (or their respective subsidiaries) provide each other with various services and/or support. Payments made or other consideration provided in connection with all continuing transactions between Belo and A. H. Belo are on an arms-length basis. The cash flows between Belo and A. H. Belo are not significant to the ongoing operations of Belo.

In October 2010, Belo and A. H. Belo entered into a Pension Plan Transfer Agreement (the “Transfer Agreement”), to split the Pension Plan into separately sponsored plans effective January 1, 2011. On January 3, 2011, the initial transfer of assets ($215,235,568 representing approximately 91% of the estimated total amount of assets to be transferred) was made to the newly-established A. H. Belo-sponsored pension plans with the final, total amount to be determined and the remainder funded by the end of second quarter 2011. The Pension Plan’s actuary determined the final, total amount of assets to be transferred in accordance with Section 4044 of the Employee Retirement Income Security Act of 1974, as amended (ERISA), on the basis of assumptions used for such purpose by the Pension Benefit Guaranty Corporation, was $239,422,290 and on May 26, 2011, $24,186,722 (the difference between the final determination and the amount of the initial transfer) was funded. The split of the Pension Plan does not change the amount of the benefits any participant has accrued or is currently receiving. For plan years starting on and after January 1, 2011, Belo and A. H. Belo are each solely responsible for making contributions to their respective plans.

Belo’s Dallas/Fort Worth television station, WFAA-TV, and The Dallas Morning News, owned by A. H. Belo, entered into agreements whereby each agreed to provide media content, cross-promotion and other services to the other on a mutually agreed-upon cash neutral basis. Jim Moroney, executive vice president of A. H. Belo and publisher and Chief Executive Officer of The Dallas Morning News, is an executive officer of A. H. Belo and a director of Belo.

As a result of the 2008 spin-off and an assessment of their respective downtown Dallas real estate needs, Belo and A. H. Belo agreed to co-own, through a limited liability company (the “LLC”) in which each entity held a fifty percent interest, The Belo Building, and specified other downtown Dallas real estate. Effective December 31, 2011, the Company and A. H. Belo divided the assets of the LLC. As a result of the division, which was based on independent third-party appraisals, Belo owns The Belo Building, a 17 story office building, and part of a city block adjacent to the City of Dallas’ new convention center hotel. The Company and A. H. Belo continue to co-own certain investments in third-party businesses unrelated to the LLC. Belo’s aggregate investment in these third party businesses was approximately $9,200,000.

The Company is not aware of any other related person transactions that would require disclosure.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2011 annual report to shareholders is being distributed with this proxy statement. Copies of our Annual Report on Form 10-K for the year ended December 31, 2011 may be obtained without charge upon written or oral request to Belo Corp., Attention: Secretary, 400 South Record Street, Dallas, Texas 75202-4841, (214) 977-6606. Our Annual Report on Form 10-K is also available free of charge on www.belo.com, along with our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

Householding Information

If you and others who share your mailing address own Belo common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one Notice or only one set of proxy materials from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and mailing costs. Unless you responded that you did not want to participate in householding, single copies of the Notice or of these Proxy Materials have been sent to your address. If you hold shares through a bank or brokerage firm and would like to receive a separate copy of the Notice, this proxy statement and the 2011 annual report, please contact the Investor Relations Department of Belo Corp. (400 South Record Street, Dallas, Texas 75202-4841, (214) 977-6606), and we will promptly send additional copies on request. In addition, if you wish in the future to receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please notify the brokerage firm, bank, broker-dealer or other similar organization where your shares are held.

How to Receive Future Proxy Statements and Annual Reports Online

You can elect to receive future Belo proxy statements and annual reports over the Internet, instead of receiving paper copies in the mail. Registered shareholders may elect electronic delivery of future proxy materials and other shareholder communications simply by updating their shareholder account information through Investor Service Direct, which may be accessed via the Internet at www.bnymellon.com/shareowner/equityaccess.

If you hold your shares in broker or street name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account. When future proxy statements and annual reports become available, you will receive an e-mail notice instructing you on how to access them over the Internet.

SHAREHOLDER PROPOSALS FOR 2013 MEETING

In order to propose business for consideration or nominate persons for election to the Belo Board, a shareholder must comply with the advance notice provisions of our bylaws and all applicable SEC requirements. The bylaws provide that any such proposals or nominations must be submitted to and received by us between the close of business on February 7, 2013 and the close of business on March 9, 2013 in order to be considered at the 2013 annual meeting, and must satisfy the other requirements in our bylaws regarding such proposals or nominations. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2013 annual meeting may do so by submitting the proposal to the attention of Belo’s Secretary by no later than November 23, 2012 and following the procedures described in the Company’s bylaws and SEC Rules 14a-8 and 14a-18.

Copies of the bylaws and SEC Rules 14a-4, 14a-8 and 14a-18 may be obtained by contacting Belo’s Secretary at 400 South Record Street, Dallas, Texas 75202-4841, or by telephone at (214) 977-6606, and submissions pursuant to these provisions should be addressed to Belo’s Secretary at this same address.

GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

GUY H. KERR Secretary

Dated: March 23, 2012

APPENDIX A

MAJORITY VOTING IN THE ELECTION OF DIRECTORS

Excerpted from Belo Corp.

Corporate Governance Guidelines

The complete current version of the Corporate Governance Guidelines as approved and adopted by the Board is posted on Belo’s Web site at www.belo.com.

A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to Belo Corp., Attention: Secretary,

400 South Record Street, Dallas, Texas 75202-4841, (214) 977-6606.

Board Composition & Qualifications

Majority Voting in the Election of Directors; Director Resignation Policy

If a nominee for director who is an incumbent director does not receive the vote of at least a majority of the votes cast in an uncontested election at any meeting for the election of directors at which a quorum is present, the director will promptly tender his or her resignation to the Board. For purposes of this Corporate Governance Guideline, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election.

The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation.

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APPENDIX B

INDEPENDENCE STANDARDS

Excerpted from Belo Corp.

Corporate Governance Guidelines

The complete current version of the Corporate Governance Guidelines as approved and adopted by the Board is posted on Belo’s Web site at www.belo.com.

A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to Belo Corp., Attention: Secretary,

400 South Record Street, Dallas, Texas 75202-4841, (214) 977-6606.

Board Composition & Qualifications

Independence

A majority of the directors comprising the Board shall be independent directors. An “independent” director is a director who meets the New York Stock Exchange (“NYSE”) standards of independence, as determined by the Board. The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director’s independence.

Board Committees

Number, Structure and Independence of Committees

The Board has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees shall be directors who meet the NYSE standards of “independence” as determined by the Board. Directors who serve on the Audit Committee must meet additional independence criteria described in Attachment A to these Guidelines and be financially literate as determined by the Board.

Attachment A: Independence Standards

A director shall be independent if the director meets each of the following standards and otherwise has no material relationship with Belo, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with Belo. For purposes of these standards, “Belo” means Belo Corp. and its consolidated subsidiaries, collectively.

1.	the director is not, and in the past three years has not been, an employee of Belo;

2.	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of Belo;

3.	(a) neither the director nor a member of the director’s immediate family is a current partner of Belo’s outside auditing firm; (b) the director is not a current employee of Belo’s outside auditing firm; (c) no member of the director’s immediate family is a current employee of Belo’s outside auditing firm and personally works on Belo’s audit; and (d) neither the director nor a member of the director’s immediate family was within the past three years (but is no longer) a partner or employee of Belo’s outside auditing firm and personally worked on Belo’s audit within that time;

4.	neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of Belo served on the compensation committee of another company at the same time the director or the director’s immediate family member served as an executive officer of that company;

5.	neither the director nor a member of the director’s immediate family has received, during any 12-month period in the past three years, any direct compensation from Belo in excess of $120,000, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of Belo, and pension or other forms of deferred compensation for prior service;

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6.	the director is not a current executive officer or employee, and no member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from Belo, or during any of the last three fiscal years has made payments to or received payments from Belo, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

7.	the director is not an executive officer of a non-profit organization to which Belo makes or in the past three fiscal years has made, contributions that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;

8.	the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which Belo was indebted at the end of Belo’s last full fiscal year in an aggregate amount in excess of 2% of Belo’s total consolidated assets at the end of such fiscal year;

9.	the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that Belo has retained during the last fiscal year or proposes to retain during the current fiscal year; or

10.	the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for Belo, other than as a participating underwriter in a syndicate, during the last fiscal year or that Belo proposes to have perform services during the current fiscal year.

The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (7) through (10) above as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with such person’s independent judgment as a member of the Board and the basis for such determination is disclosed in Belo’s annual proxy statement.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from Belo Corp. or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Belo; or (2) is “an affiliated person” of Belo Corp. or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

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APPENDIX C

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BELO CORP.

The present name of the corporation is Belo Corp. The corporation was incorporated under the name “A. H. Belo Corporation” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 2, 1987. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE ONE

The name of the corporation is Belo Corp.

ARTICLE TWO

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, ~~in the city of~~ Wilmington, ~~county of~~ New Castle County, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR

SECTION 1. Authorized Shares.

The aggregate number of shares of stock that the corporation shall have the authority to issue is four hundred fifty-five million (455,000,000) shares, of which five million (5,000,000) shares shall be Preferred Stock (the “Preferred Stock”), par value ~~$1.00~~ $0.01 per share, and four hundred fifty million (450,000,000) shares shall be Common Stock (the “Common Stock”), par value ~~$1.67~~ $0.01 per share.

The Common Stock may be issued as a single class, without series, or if so determined from time to time by the Board of Directors, either in whole or in part in two or more series. Unless and until a Certificate of Designation is filed and is effective with respect to two or more series, all shares of Common Stock shall be of one class without series and shall be denominated Common Stock. Upon the filing with the Secretary of State of a Certificate of Designation providing for the issuance of either Series B Stock or Series C Stock, each share of Common Stock outstanding or held in the treasury immediately prior to such filing shall be converted without any action by the holder thereof into one share of Series A Stock and each certificate representing outstanding shares of Common Stock shall thereafter be deemed to represent a like number of shares of Series A Stock.

If the shares are issued in two or more series, the remaining shares of Common Stock may be issued by the Board of Directors as shares of Series A Common Stock (herein called “Series A Stock”), and/or designated and issued as shares of Series B Common Stock (herein called “Series B Stock”), and/or as shares of Series C Common Stock (herein called “Series C Stock”). After completion of the initial distribution of Series B Stock, the corporation shall not issue any additional shares of Series B Stock if such issuance would result in the Series A Stock being excluded from trading on the New York Stock Exchange, the American Stock Exchange, and other national stock exchanges and also being excluded from quotation on the NASDAQ (as defined herein) or any other national quotation system then in use. Subject to the foregoing, the Board of Directors shall have the authority to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any series prior to or after the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Common Stock.

The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the shares of Preferred Stock and Common Stock or any series of any class of stock of the corporation, and of the authority expressly granted hereby to the Board of Directors of the corporation to fix by resolution or resolutions any of such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof that may be desired but which shall not be fixed by this Certificate of Incorporation.

The corporation has created a series of Common Stock designated as “Series B Common Stock.” The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Series B Common Stock, are set forth in Appendix A hereto and are incorporated by reference.

SECTION 2. Common Stock—Series A, Series B, and Series C.

A. Powers, Preferences, and Rights

The Board of Directors shall have the authority to fix or to alter the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of the Series B Stock or Series C Stock; provided that in no such case shall the powers, preferences, and rights of the Series B Stock or Series C Stock be greater than those provided for herein; and provided further that in no such case shall the voting rights of the Series B Stock or the Series C Stock be other than as provided for herein or in the resolution or resolutions of the Board of Directors providing for the issuance of the Series B Stock or the Series C Stock. The Board of Directors may make changes in the rights, powers, and preferences of the Series B Stock and the Series C Stock, provided that in no such case may the rights, powers, and preferences of any such series be greater than those described herein. Except as otherwise required by law or expressly provided for in or pursuant to the authority provided in this Certificate of Incorporation or any resolution or resolutions providing for the issuance of Series B Stock or Series C Stock, the rights, powers, and preferences of the Series A Stock, the Series B Stock, and the Series C Stock and the qualifications, limitations, or restrictions thereof, shall be in all respects identical.

B. Voting Rights

1. If there shall be only one series of Common Stock outstanding, each share of Common Stock shall entitle the holder thereof to one (1) vote.

2. If two or more series of Common Stock are issued and outstanding, each share of Series A Stock shall entitle the holder thereof to one (1) vote, each share of Series B Stock shall entitle the holder thereof to not less than one (1) vote nor more than ten (10) votes, and each share of Series C Stock shall entitle the holder thereof to not less than one-tenth (1/10) of a vote nor more than one (1) vote, on all matters submitted to a vote of stockholders. Such voting rights shall be set forth in a Certificate of Designation to be filed with respect to such series. Except as set forth herein or in any resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, all actions submitted to a vote of stockholders shall be voted on by the holders of Series A Stock, B Stock, and Series C Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

3. If two or more series of Common Stock are issued and outstanding, the holders of shares of Series A Stock, Series B Stock, and Series C Stock shall each be entitled to vote separately as a class with respect to (i) amendments to this Certificate of Incorporation that alter or change the powers, preferences, or special rights of their respective series so as to affect them adversely, and (ii) such other matters as require class votes under the Delaware General Corporation Law.

4. Except as otherwise provided by law or pursuant to this Article Four or by resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of the Series A Stock, Series B Stock, and Series C Stock shall have sole voting power for all purposes, each holder of the Series A Stock, Series B Stock, and Series C Stock being entitled to vote as provided in this paragraph B of Section 2 and in the resolution or resolutions of the Board of Directors providing for the issuance of the Series B Stock or the Series C Stock.

C. Dividends

1. If no shares of a particular series of Common Stock are outstanding, the Board of Directors may declare and distribute a stock dividend payable in shares of that series to the holders of any other class or series of stock then outstanding.

2. If and when dividends on the Series A Stock, Series B Stock, or Series C Stock are declared payable from time to time by the Board of Directors as provided in this subparagraph C.2, whether payable in cash, in property, or in shares of stock of the corporation, the holders of Series A Stock, the holders of Series B Stock, and the holders of Series C Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. Notwithstanding the above, dividends declared and payable in cash on shares of (i) Series A Stock may be greater than dividends declared and payable in cash on shares of Series B Stock or on shares of Series C Stock, (ii) Series C Stock may be greater than dividends declared and payable in cash on shares of Series A Stock or on shares of Series B Stock, and (iii) Series B Stock may be greater than dividends declared and payable in cash on shares of Series C Stock. Except for dividends permitted by subparagraph C.1, if dividends are declared that are payable in shares of Series A Stock, Series B Stock, or Series C Stock, such dividends shall be payable at the same rate on all series of stock and the dividends payable in shares of Series A Stock shall be payable only to holders of Series A Stock, the dividends payable in shares of Series B Stock shall be payable only to holders of Series B Stock, and the dividends payable in shares of Series C Stock shall be payable only to holders of Series C Stock. If the corporation shall in any manner split, divide, or combine the outstanding shares of Series A Stock, Series B Stock, or Series C Stock, the outstanding shares of the other such series of Common Stock shall be proportionally split, divided, or combined in the same manner and on the same basis as the outstanding shares of Series A Stock, Series B Stock, or Series C Stock, as the case may be, that have been split, divided, or combined.

3. Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Series A Stock, the Series B Stock, or the Series C Stock as to dividends, the holders of the Series A Stock, the Series B Stock, and the Series C Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

D. Conversion of Series B Stock by Holder

1. The holder of each share of Series B Stock shall have the right at any time, or from time to time, at such holder’s option, to convert such share into one fully paid and nonassessable share of Series A Stock on and subject to the terms and conditions hereinafter set forth.

2. In order to exercise the conversion privilege, the holder of any shares of Series B Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the corporation maintained for the transfer of Series B Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series B Stock shall be deemed to have been effected on the date (the “conversion date”) on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Stock represented thereby on the conversion date.

3. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series B Stock, the corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Series A Stock issuable upon such conversion. Subject to the provisions of paragraph F of this Section 2, in case any certificate for shares of Series B Stock shall be surrendered for conversion of only a part of the shares represented thereby, the corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series B Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series B Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the corporation in respect of the issue thereof. The corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the corporation the amount of such tax or has established to the satisfaction of the corporation that such tax has been paid.

4. Upon any conversion of shares of Series B Stock into shares of Series A Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series B Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Stock on or after such conversion date.

5. In case of any consolidation or merger of the corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities, or other property with respect to or in exchange for Series A Stock or in case of any sale or conveyance of all or substantially all of the property or business of the corporation as an entirety, a holder of a share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock, and other securities and properties receivable upon such consolidation, merger, sale, or conveyance by a holder of one share of Series A Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph D.5 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

6. Shares of the Series B Stock converted into Series A Stock shall be retired and shall resume the status of authorized but unissued shares of Series B Stock.

7. Such number of shares of Series A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series B Stock and of shares of Series B Stock issuable upon exercise of options.

E. Termination of Series B or Series C Stock

1. All outstanding shares of Series B Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

a. if, as a result of the existence of the Series B Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange, and other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any other national quotation system then in use; or

b. at the option of the corporation:

(i) at any time when the Board of Directors and the holders of a majority of the outstanding shares of the Series B Stock approve the conversion of all of the Series B Stock into Series A Stock; or

(ii) if the Board of Directors, in its sole discretion, elects to effect a conversion (X) in order to avoid the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other national quotation system then in use, or (Y) due to requirements of federal or state law, in any such case, as a result of the existence of the Series B Stock.

2. All outstanding shares of Series C Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

a. if, as a result of the existence of the Series C Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange, and all other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any other national quotation system then in use; or

b. at the option of the corporation:

(i) at any time when the Board of Directors and the holders of a majority of the outstanding shares of the Series C Stock approve the conversion of all of the Series C Stock into Series A Stock; or

(ii) if the Board of Directors, in its sole discretion, elects to effect a conversion (X) in order to avoid the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other national quotation system then in use, or (Y) due to requirements of federal or state law, in any such case, as a result of the existence of the Series C Stock.

3. Upon any automatic conversion of Series B Stock of Series C Stock pursuant to this paragraph E, each certificate representing outstanding shares of Series B Stock or Series C Stock, as the case may be, shall thereafter be deemed to represent a like number of shares of Series A Stock or Common Stock, as the case may be.

F. Limitations on Transfer of Series B Stock

1. No record or beneficial owner of shares of Series B Stock may transfer, and the corporation shall not register the transfer of, such shares of Series B Stock, whether by sale, assignment, gift, bequest, appointment, or otherwise, except to a “Permitted Transferee” as provided herein.

a. In the case of a holder of record of the Series B Stock (the “Series B Holder”) who is a natural person and the beneficial owner of the shares of Series B Stock to be transferred, Permitted Transferees shall include only the following:

(i) The spouse of such Series B Holder, any lineal descendant of a great-grandparent of such Series B Holder, or any spouse of such lineal descendent (herein collectively referred to as “such Series B Holder’s Family Members”);

(ii) The trustee or trustees of a trust (including a voting trust) for the sole benefit of such Series B Holder and/or one or more of such Series B Holder’s Family Members, except that such trust may also grant a general or special power of appointment to one or more of such Series B Holder’s Family Members and may permit trust assets to be used to pay taxes, legacies, and other obligations of the Trust or the estates of one or more of such Series B Holder’s Family Members payable by reason of the death of any of such Family Members; provided, however, if at any time such trust ceases to meet the requirements of this subparagraph (ii), all shares of Series B Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the corporation or any person, be converted into Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

(iii) A corporation wholly owned by such Series B Holder and/or such Series B Holder’s Family Members or a partnership in which all of the partners are, and all of the partnership interests are owned by, such Series B Holder and/or such Series B Holder’s Family Members or a limited liability company in which all of the members are, and all of the membership interests are owned by, such Series B Holder and/or such Series B Holder’s Family Members, provided that if by reason of any change in the ownership of such stock, ~~or~~ partners or partnership interests or members or membership interests, such corporation, ~~or~~ partnership or limited liability company would no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such corporation, ~~or~~ partnership or limited liability company shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

(iv) An organization established by the Series B Holder or such Series B Holder’s Family Members, contributions to which are deductible for federal income, estate, or gift tax purposes (a “Charitable Organization”) and a majority of whose governing board at all times consists of the Series B Holder and/or one or more of the Permitted Transferees of such Series B Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Series A Stock; and

(v) The executor, administrator, or personal representative of the estate of a deceased Series B Holder or the guardian or conservator of a Series B Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

b. In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust other than a trust described in subparagraph F.1.c below, Permitted Transferees shall include only the following:

(i) any successor trustee of such trust who is described in subparagraph F.1.b.(ii) below, or who is not and will not thereby become, an Interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2) hereof); and

(ii) the person who established such trust and any Permitted Transferee of such person, determined in accordance with paragraph (a) above.

c. In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust that was irrevocable on the Record Date (a “Transferor Trust”), Permitted Transferees shall include only the following:

(i) any successor trustee of such Transferor Trust who is described in subparagraph F.1.c.(ii) or (iii) below, or who is not, and will not thereby become, an Interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2)hereof);

(ii) any person to whom or for whose benefit the principal or income may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise, and any Permitted Transferee of such person, determined pursuant to paragraph (a) above; and

(iii) any Family Member of the person who established such Transferor Trust.

d. In the case of a record (but not beneficial) owner of the Series B Stock as a nominee for the person who was the beneficial owner thereof on the Record Date (as defined below), Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

e. In the case of a Series B Holder that is a partnership and the beneficial owner of the shares of Series B Stock proposed to be transferred, Permitted Transferees shall include only:

(i) any partner of such partnership who was also a partner of such partnership on the Record Date;

(ii) any person transferring shares of Series B Stock to such partnership after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such partnership); and

(iii) any Permitted Transferee of such person referred to in subparagraph F.1.e(i) or F.1.e(ii) above (not in excess of the number of shares that such person is entitled to receive pursuant to this subparagraph F.1.e).

For purposes of subparagraph F.1.e, a limited liability company shall be treated as a partnership, and the persons holding membership interests therein shall be treated as partners.

f. In the case of a Series B Holder that is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

(i) any stockholder of such corporation on the Record Date who receives shares of Series B Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

(ii) any person transferring shares of Series B Stock to such corporation after the Record date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such corporation);

(iii) Any Permitted Transferee of such stockholder or person referred to in subparagraph F.1.f(i) or (ii) above (not in excess of the number of shares that such stockholder or person is entitled to receive pursuant to this subparagraph F.1.f); and

(iv) the survivor of a merger or consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Series B Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share-basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock.

For purposes of subparagraph F.1.f, a mutual company shall be treated as a corporation, and the persons holding voting interests therein shall be treated as stockholders.

g. In the case of a Series B Holder who is the executor or administrator of the estate of a deceased Series B Holder or guardian or conservator of the estate of a disabled or incompetent Series B Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, or incompetent Series B Holder.

2. Notwithstanding anything to the contrary set forth herein, any Series B Holder may pledge such holder’s shares of Series B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph F. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock, as the pledgee may elect.

3. For purposes of this paragraph F:

a. The relationship of any person that is derived by or through legal adoption shall be considered a natural one;

b. Each joint owner of shares of Series B Stock shall be considered a Series B Holder of such shares;

c. A minor for whom shares of Series B stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series B Holder of such shares;

d. Unless otherwise specified, the term “person” means both natural persons and legal entities; and

e. The “Record Date” is the date for determining the persons to whom the Series B Stock is initially distributed by the corporation as a dividend on the Common Stock.

4. Any purported transfer of shares of Series B Stock not permitted hereunder shall result in the conversion of the transferee’s shares of Series B Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the corporation; provided, however, that if the corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment, or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment, or other disposition as determined in good faith by the Board of Directors or its appointed agent. The corporation may, as a condition to the transfer or the registration of transfer of shares of Series B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Series B Stock are presented for transfer, the transfer shall be presumed by the corporation to be a transfer to a person other than a Permitted Transferee.

G. Registration of Series B Stock

1. Shares of Series B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in “street” or “nominee” names; provided, however, certificates representing shares of Series B Stock issued as a stock dividend on the corporation’s then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Series B Stock were issued. For the purposes of paragraphs F and G of this Section 2, the term “beneficial owner(s)” of any shares of Series B Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition of such shares and “beneficially owned” shares shall refer to shares owned by such a beneficial owner.

2. The corporation shall note on the certificates representing the shares of Series B Stock that there are restrictions on transfer and registration of transfer imposed by paragraphs F and G of this Section 2.

H. Priority of Preferred Stock

The Series A Stock, Series B Stock, and Series C Stock are subject to all the powers, rights, privileges, preferences, and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, pursuant to authority expressly granted to and vested in it by the provisions of this Article Four.

I. Liquidation, Dissolution, or Winding Up

In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of any stock ranking prior to the Series A Stock, the Series B Stock, and the Series C Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Series A Stock, the Series B Stock, and the Series C Stock and the holders of any other stock ranking on a parity with the Series A Stock, the Series B Stock, and the Series C Stock in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the corporation according to their respective interests.

SECTION 3. Preferred Stock.

The Board of Directors of the corporation is hereby expressly vested with authority to issue 5,000,000 shares of Preferred Stock, par value ~~$1.00~~ $0.01 per share, in series, and by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)	The number of shares constituting that series and the distinctive designation of that series;

(b)	The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)	Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)	Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h)	Any other relative rights, preferences and limitations of that series.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

Shares of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution or resolutions of the Board of Directors creating such series.

SECTION 4. General.

The Board of Directors may in its discretion issue from time to time authorized but unissued shares for such consideration as it may determine, and holders of Common Stock and Preferred Stock shall have no preemptive rights, as such holders, to purchase any shares or securities of any class, including treasury shares, which may at any time be issued or sold or offered for sale by the corporation.

Cumulative voting of shares of stock of the corporation, whether Common Stock or Preferred Stock, is hereby prohibited.

The corporation shall be entitled to treat the person in whose name any share or other security is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or other security on the part of any other person, whether or not the corporation shall have notice thereof.

ARTICLE FIVE

[RESERVED]

~~The name and mailing address of the sole incorporator is:~~

~~Guy H. Kerr~~

~~3600 RepublicBank Dallas Tower~~

~~Dallas, Texas 75201-3989~~

ARTICLE SIX

The number of directors constituting the initial Board of Directors is fourteen (14); however, hereafter the Bylaws of the corporation shall fix the number from time to time. ~~The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified are as follows:~~

~~Name Address~~

~~Robert W. Decherd~~

~~5323 Falls Road~~

~~Dallas, Texas 75220~~

~~James P. Sheehan~~

~~6310 Meadowcreek Drive~~

~~Dallas, Texas 75240~~

~~Ward L. Huey, Jr.~~

~~4340 Rheims Place~~

~~Dallas, Texas 75205~~

~~Burl Osborne~~

~~7609 Southwestern Blvd.~~

~~Dallas, Texas 75225~~

~~John W. Bassett, Jr.~~

~~602 Rosemary Lane~~

~~Roswell, New Mexico 88201~~

~~Joe M. Dealey~~

~~4332 Arcady~~

~~Dallas, Texas 75205~~

~~Dealey D. Herndon~~

~~2903 Tarry Trail~~

~~Austin, Texas 78703~~

~~Lester A. Levy~~

~~12114 Vendome Place~~

~~Dallas, Texas 75230~~

~~James M. Moroney, Jr.~~

~~4425 Bordeaux~~

~~Dallas, Texas 75205~~

~~Reece A. Overcash, Jr.~~

~~P. O. Box 222822~~

~~Dallas, Texas 75222~~

~~William H. Seay~~

~~4512 Belclaire~~

~~Dallas, Texas 75205~~

~~William T. Solomon~~

~~3830 Windsor Lane~~

~~Dallas, Texas 75205~~

~~Thomas B. Walker, Jr.~~

~~4332 Belclaire~~

~~Dallas, Texas 75205~~

~~J. McDonald Williams~~

~~4004 Euclid~~

~~Dallas, Texas 75205~~

ARTICLE SEVEN

The corporation is to have perpetual existence.

ARTICLE EIGHT

The Board of Directors may exercise all such powers and do all such lawful acts and things as are not by statute, the Bylaws, or this Certificate of Incorporation directed or required to be exercised and done by the stockholders.

ARTICLE NINE

The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the corporation’s Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors, subject, however, to repeal or change by the affirmative vote of the holders of at least two-thirds of the voting power of all of the outstanding shares entitled to vote thereon. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Nine.

ARTICLE TEN

The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon officers, directors, and stockholders herein are granted subject to this reservation.

ARTICLE ELEVEN

Except as otherwise provided in this Certificate of Incorporation, for purposes of Sections 251, 253, 271, 275, and 311 of the Delaware General Corporation Law (or any successor provisions of Delaware law), where applicable the affirmative vote of the holders of at least two-thirds, rather than a majority, of the voting power of all of the outstanding shares of stock entitled to vote in accordance therewith shall be required. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of voting stock required by law, this Certificate of Incorporation or any Certificate of Designation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Eleven.

ARTICLE TWELVE

The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Twelve.

Section A.

(1) Except as otherwise expressly provided in Section B of this Article Twelve:

(i) any merger or combination of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more; or

(iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (hereinafter in this Article Twelve referred to as the “Voting Stock”), voting together as a single class (it being understood that, for purposes of this Article Twelve, each share of stock shall have the number of votes granted to it pursuant to Article Four of this Certificate of Incorporation or any designation of the rights, powers and preferences of any class or series of stock made pursuant to Article Four (a “Certificate of Designation”). Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, but such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Certificate of Designation.

(2) The term “Business Combination” as used in this Article Twelve shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of paragraph A(1).

Section B. The provisions of Section A of this Article Twelve shall not be limited to any particular Business Combination, and a Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, any Preferred Stock Designation, or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the corporation solely in their respective capacities as stockholders of the corporation, the condition specified in the following paragraph B(1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs B(1) and B(2) are met:

(1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director; or

(2) All of the following conditions shall have been met:

(i) the consideration to be received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”). If within such two-year period the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Interested Stockholder within such two-year period.

(ii) the aggregate amount of the cash and the Fair Market Value, as of the date (the “Consummation Date”) of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(2)(ii) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Stockholder has previously acquired any shares of Common Stock):

(a)(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”), or in the transaction in which it became an Interested Stockholder, whichever is higher; plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of ~~InterFirst Bank Dallas, N.A., Dallas, Texas (or such other major bank headquartered~~ a major bank with offices located in the City of Dallas, Texas as may be selected by the Continuing Directors~~)~~ from time to time in effect in the City of Dallas, Texas, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in form other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

(b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; or

(c) (if applicable) the price per share equal to the Fair Market Value per share of the Common Stock determined pursuant to paragraph B(2)(ii)(b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock; or

(d) amount per share determined by multiplying the earnings per share of Common Stock for the four full consecutive fiscal quarters of the corporation immediately preceding the Consummation Date of such Business Combination by the then price/earnings multiple (if any) of such Interested Stockholder as customarily computed and reported in the financial community; provided, that for the purposes of this paragraph B(2)(ii)(d), if more than one person constitutes the Interested Stockholder involved in the Business Combination, the price/earnings multiple (if any) of the person having the highest price/earnings multiple shall be used for the computation in this paragraph B(2)(ii)(d).

(iii) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(2)(iii) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of ~~InterFirst Bank Dallas, N.A., Dallas, Texas (or such other major bank headquartered~~ a major bank with offices located in the City of Dallas, Texas as may be selected by the Continuing Directors~~)~~ from time to time in effect in the City of Dallas, Texas, less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid in form other than cash, on each share of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Voting Stock; or

(b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

(c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

(d) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph B(2)(ii)(c) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

(iv) After such Interested Stockholder has become an Interested Stockholder and prior to the Consummation Date of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, if any, (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors, and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

(v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section C. For the purposes of this Article Twelve:

(1) A “person” shall mean any individual, firm, corporation, or other entity.

(2) “Interested Stockholder” shall mean any person (other than the corporation or any Subsidiary and other than any one or a group or more than one Continuing Director) who or which:

(i) is the beneficial owner, directly or indirectly, of more than ten per cent of the voting power of the outstanding Voting Stock; or

(ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten per cent or more of the voting power of the then-outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph C(2) immediately above, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C(3) below, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(3) A person shall be a “beneficial owner” of any Voting Stock which:

(i) such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(4) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 22, 1984.

(5) “Subsidiary” means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph C(2) the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the corporation.

(6) “Continuing Director” means any member of the Board of Directors of the corporation (the “Board”) who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

(7) “Fair Market Value” means: (i) in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board in good faith.

(8) In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs B(2)(ii) and B(2)(iii) of this Article Twelve shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Section D. A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter in this Section D specified to be made by the Board) shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Twelve, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or an Associate of another, (4) whether the applicable conditions set forth in paragraph B(2) have been met with respect to any Business Combination, and (5) whether the assets which are the subject of any Business Combination referred to in paragraph A(1)(ii) have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination referred to in paragraph A(1)(iii) has, an aggregate Fair Market Value of $25,000,000 or more.

Section E. Nothing contained in this Article Twelve shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Section F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article Twelve.

ARTICLE THIRTEEN

Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. Elections of directors need not be by written ballot.

ARTICLE FOURTEEN

No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE FIFTEEN

No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing provisions of this Article Fifteen by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, Belo Corp. has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this [—] day of [—], 2012.

BELO CORP.

By:

        Name:

        Office:

~~THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this 25th day of February, 1987.~~

~~/s/ GUY H. KERR~~

~~Guy H. Kerr~~

~~THE STATE OF TEXAS~~

~~COUNTY OF DALLAS~~

~~BEFORE ME, the undersigned authority, on this day personally appeared Guy H. Kerr, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared to me that the statements therein contained are true and correct and that he executed the same as his act and deed for purposes and consideration therein expressed.~~

~~GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 25th day of February,         1987.~~

~~/s/ MARY ANN HENDRIX~~
~~(SEAL) Notary Public in and for Dallas~~
~~County, Texas~~

~~My Commission Expires~~

~~July 11, 1987~~

APPENDIX A

DESIGNATION OF SERIES B COMMON STOCK

Section 1. Designation and Amount. The shares of such series shall be designated as the “Series B Common Stock” (the “Series B Stock”) and the number of shares constituting such series shall be fifteen million (15,000,000), which number may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be increased above the number of shares of Series B Stock permitted pursuant to the provisions of Article Four, Section 1 of the Certificate of Incorporation, or decreased below the number of shares of Series B Stock then outstanding.

Section 2. Voting Rights. Each share of Series B Stock shall entitle the holder thereof to ten (10) votes on all matters submitted to a vote of stockholders. Except as set forth herein and in the Certificate of Incorporation, all actions submitted to a vote of stockholders shall be voted on by the holders of Series A Common Stock (the “Series A Stock”), and Series B Stock (as well as the holders of any other series of Common Stock and any series of Preferred Stock, if any, entitled to vote thereon), voting together as a single class. The holders of shares of Series B Stock shall be entitled to vote separately as a class with respect to (i) amendments to the Certificates of Incorporation that alter or change the powers, preferences, or special rights of the Series B Stock so as to affect them adversely, and (ii) such other matters as require class votes under the General Corporation Law of the State of Delaware.

Section 3. Dividends. If and when dividends on the Series A Stock, Series B Stock or Series C Common Stock (if any) are declared payable from time to time by the Board of Directors as provided in Article Four, Section 2, subparagraph C.2 of the Certificate of Incorporation, whether payable in cash, in property, or in shares of stock of the corporation, the holders of Series A Stock, the holders of Series B Stock, and the holders of Series C Common Stock (if any) shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. Notwithstanding the above, dividends declared and payable in cash on shares of (i) Series A Stock may be greater than dividends declared and payable in cash on shares of Series B Stock or on shares of Series C Common Stock (if any), (ii) Series C Common Stock (if any) may be greater than dividends declared and payable in cash on shares of Series A Stock or on shares of Series B Stock, and (iii) Series B Stock may be greater than dividends declared and payable in cash on shares of Series C Common Stock (if any). Except for dividends permitted by Article Four, Section 2, subparagraph C.1 of the Certificate of Incorporation, if dividends are declared that are payable in shares of Series A Stock, Series B Stock, or Series C Common Stock, such dividends shall be payable at the same rate on all series of stock and the dividends payable in shares of Series A Stock shall be payable only to holders of Series A Stock, the dividends payable in shares of Series B Stock be payable only to holders of Series B Stock, and the dividends payable in shares of Series C Common Stock (if any) shall be payable only to holders of Series C Common Stock (if any). If the corporation shall in any manner split, divide, or combine the outstanding shares of Series A Stock, Series B Stock, or Series C Common Stock (if any), the outstanding shares of the other such series of Common Stock shall be proportionally split, divided, or combined in the same manner and on the same basis as the outstanding shares of Series A Stock, Series B Stock, or Series C Common Stock (if any), as the case may be, that have been split, divided, or combined.

Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Series A Stock, the Series B Stock, or the Series C Common Stock (if any) as to dividends, the holders of the Series A Stock, the Series B Stock and the Series C Common Stock (if any) shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

Section 4. Conversion of Series B Stock by Holder.

A. The holder of each share of Series B Stock shall have the right at any time, or from time to time, at such holder’s option, to convert such shares into one fully paid and nonassessable share of Series A Stock on and subject to the terms and conditions hereinafter set forth.

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B. In order to exercise the conversion privilege, the holder of any shares of Series B Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the corporation maintained for the transfer of Series B Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series B Stock shall be deemed to have been effected on the date (the “conversion date”) on which to certificate or certificates representing such shams shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Stock represented thereby on the conversion date.

C. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series B Stock, the corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Series A Stock issuable upon such conversion. Subject to the provisions of Section 6 below, in case any certificate for shares of Series B Stock shall be surrendered for conversion of only a part of the shares represented thereby, the corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series B Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series B Stock by the registered holder thereof shall be made without charge to the converting holder of any tax imposed on the corporation in respect of the issue thereof. The corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the corporation the amount of such tax or has established to the satisfaction of the corporation that such tax has been paid.

D. Upon any conversion of shares of Series B Stock into shares of Series A Stock pursuant hereto, no adjustment with respect to dividends shall be made, only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series B Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Stock on or after such conversion date.

E. In case of any consolidation or merger of the corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities, or other property with respect to or in exchange for Series A Stock or in case of any sale or conveyance of all or substantially all of the property or business of the corporation as an entirety, a holder of a share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock, and other securities and properties receivable upon such consolidation, merger, sale, or conveyance by a holder of one share of Series A Stock and shall have no other conversion rights with regard to such share. The provisions of this paragraph 4.E shall similarly apply to successive consolidations, mergers, sales, or conveyances.

F. Shares of the Series B Stock converted into Series A Stock shall be retired and shall resume the status of authorized but unissued shares of Series B Stock.

G. Such number of shares of Series A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series B Stock and of shares of Series B Stock issuable upon exercise of options.

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Section 5. Termination of Series B Stock.

A. All outstanding shares of Series B Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis.

(a) if, as a result of the existence of the Series B Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange, and other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any other national quotation system then in use; or

(b) at the option of the corporation:

(i)	at any time when the Board of Directors and the holders of a majority of the outstanding shares of the Series B Stock approve the conversion of all of the Series B Stock into Series A Stock; or

(ii)	if the Board of Directors, in its sole discretion, elects to effect a conversion (X) in order to avoid the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other national quotation system then in use, or (Y) due to requirements of federal or state law, in any such case, as a result of the existence of the Series B Stock.

B. Upon any automatic conversion of Series B Stock pursuant to this Section 5, each certificate representing outstanding shares of Series B Stock shall thereafter be deemed to represent a like number of shares of Series A Stock.

Section 6. Limitations on Transfer of Series B Stock.

A. No record or beneficial owner of shares of Series B Stock may transfer, and the corporation shall not register the transfer of, such shares of Series B Stock, whether by sale, assignment, gift, bequest, appointment, or otherwise, except to a “Permitted Transferee” as provided herein.

(a) In the case of a holder of record of the Series B Stock (the “Series B Holder”) who natural person and the beneficial owner of the shares of Series B Stock to be transferred, Permitted Transferees shall include only the following:

(i)	The spouse of such Series B Holder, any lineal descendant of a great-grandparent of such Series B Holder, or any spouse of such lineal descendant (herein collectively referred to as “such Series B Holder’s Family Members”);

(ii)	The trustee or trustees of a trust (including a voting trust) for the sole benefit of such Series B Holder and/or one or more of such Series B Holder’s Family Members, except that such trust may also grant a general or special power of appointment to one or more of such Series B Holder’s Family Members and may permit trust assets to be used to pay taxes, legacies, and other obligations of the Trust or the estates of one or more of such Series B Holder’s Family Members payable by reason of the death of any of such Family Members; provided, however, if at any time such trust ceases to meet the requirements of this subparagraph (ii), all shares of Series B Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

(iii)

A corporation wholly owned by such Series B Holder and/or such Series B Holder’s Family Members or a partnership in which all of the partners are, and all of the partnership interests are owned by, such Series B Holder and/or such Series B Holder’s Family Members or a limited liability company in which all of the members are, and all of the membership interests are owned by, such Series B Holder and/or such Series B Holder’s Family Members, provided that

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if by reason of any change in the ownership of such stock or partners or partnership interests or members or membership interests, such corporation or partnership or limited liability company would no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such corporation or partnership or limited liability company shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

(iv)	An organization established by the Series B Holder or such Series B Holder’s Family Members, contributions to which are deductible for federal income, estate, or gift tax purposes (a “Charitable Organization”) and a majority of whose governing board at all times consists of the Series B Holder and/or one or more of the Permitted Transferees of such Series B Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Series A Stock; and

(v)	The executor, administrator, or personal representative of the estate of a deceased Series B Holder or the guardian or conservator of a Series B Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

(b) In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust other than a trust described in subparagraph (c) below, permitted Transferees shall include only the following:

(i)	any successor trustee of such trust who is described in subparagraph (b)(ii) below, or who is not and will not thereby become, an interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2) of the Certificate of Incorporation); and

(ii)	the person who established such trust and any Permitted Transferee of such person, determined in accordance with paragraph (a) above.

(c) In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust that was irrevocable on the Record Date (a “Transferor Trust”), Permitted Transferees shall include only the following:

(i)	any successor trustee of such Transferor Trust who is described in subparagraph (c)(ii) or (iii) below, or who is not, and will not thereby become, an Interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2) of the Certificate of Incorporation);

(ii)	any person to whom or for whose benefit the principal or income may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise, and any Permitted Transferee of such person, determined pursuant to paragraph (a) above; and

(iii)	any Family Member of the person who established such Transferor Trust.

(d) In the case of a record (but not beneficial) owner of the Series B Stock as nominee for the person who was the beneficial owner thereof on the Record Date (as defined below), Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

(e) In the case of a Series B Holder that is a partnership and the beneficial owner of the shares of Series B Stock proposed to be transferred, Permitted Transferees shall include only:

(i)	any partner of such partnership who was also a partner of such partnership on the Record Date;

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(ii)	any person transferring shares of Series B Stock to such partnership after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such partnership); and

(iii)	any Permitted Transferee of such person referred to in subparagraph (e)(1) or (e)(ii) above (not in excess of the number of shares that such person is entitled to receive pursuant to this subparagraph (e)).

For purposes of this subparagraph (e), a limited liability company shall be treated as a partnership, and the persons holding membership interests therein shall be treated as partners.

(f) In the case of a Series B Holder that is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

(i)	any stockholder of such corporation on the Record Date who receives shares of Series B Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

(ii)	any person transferring shares of Series B Stock to such corporation after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such corporation);

(iii)	any Permitted Transferee of such stockholder or person referred to in subparagraph (f)(i) or (ii) above (not in excess of the number of shares that such stockholder or person is entitled to receive pursuant to this subparagraph (f)); and

(iv)	the survivor of a merger or consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Series B Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock.

For purposes of this subparagraph (f), a mutual company shall be treated as a corporation, and the persons holding voting interests herein shall be treated as stockholders.

(g) In the case of a Series B Holder who is the executor or administrator of the estate of a deceased Series B Holder or guardian or conservator of the estate of a disabled or incompetent Series B Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, or incompetent Series B Holder.

B. Notwithstanding anything to the contrary set forth herein, any Series B Holder may pledge such holder’s shares of Series B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 6. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock, as the pledgee may elect.

C. For purposes of this Section 6:

(a) The relationship of any person that is derived by or through legal adoption shall be considered a natural one;

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(b) Each joint owner of shares of Series B Stock shall be considered a Series B Holder of such shares;

(c) A minor for whom shares of Series B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series B Holder of such shares;

(d) Unless otherwise specified, the term “person” means both natural persons and legal entities; and

(e) The “Record Date” is the date for determining the persons to whom the Series B Stock is initially distributed by the corporation as a dividend on the Common Stock.

D. Any purported transfer of shares of Series B Stock not permitted hereunder shall result in the conversion of the transferee’s shares of Series B Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the corporation; provided, however, that if the corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment, or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment, or other dispositions determined in good faith by the Board of Directors or its appointed agent. The corporation may, as a condition to the transfer or the registration of transfer of shares of Series B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Series B Stock are presented for transfer, the transfer shall be presumed by the corporation to be a transfer to a person other than a Permitted Transferee.

Section 7. Registration of Series B Stock.

A. Shares of Series B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in “street” or “nominee” names; provided, however, certificates representing shares of Series B Stock issued as a stock dividend on the corporation’s then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Series B Stock were issued. For the purposes of Sections 6 and 7 hereof, the term “beneficial owner(s)” of any shares of Series B Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and “beneficially owned” shares shall refer to shares owned by such a beneficial owner.

B. The corporation shall note on the certificates representing the shares of Series B Stock that there are restrictions on transfer and registration of transfer imposed by Sections 6 and 7 hereof.

Section 8. Priority of Preferred Stock. The Series B Stock is subject to all the powers, rights, privileges, preferences, and priorities of the Preferred Stock as may be stated in the Certificate of Incorporation and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, pursuant to authority expressly granted to and vested in it by the provisions of Article Four of the Certificate of Incorporation.

Section 9. Liquidation, Dissolution, or Winding Up. In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of any stock ranking prior to the Series A Stock, the Series B Stock, and the Series C Common Stock (if any) in the distribution of assets shall be entitled upon liquidation, the holders of the Series A Stock, the Series B Stock, and the Series C Common Stock (if any) and the holders of any other stock ranking on a parity with the Series A Stock, the Series B Stock, and the Series C Common Stock (if any) in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the corporation according to their respective interests.

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BELO-PS-12

NOTICE TO PARTICIPANTS

IN THE

BELO SAVINGS PLAN AND

THE SEPARATE A. H. BELO SAVINGS PLAN

MAINTAINED BY A. H. BELO CORPORATION

(the “Savings Plans”)

You should have received by separate correspondence a Notice of Internet Availability of Proxy Materials (the “Notice”) informing you of your ability to access the Belo Corp. (“Belo” or the “Company”) proxy materials on the Web site referred to in the Notice or to request to receive a printed set of the proxy materials. The proxy materials relate to the 2012 Annual Meeting of Shareholders of Belo Corp. that will be held in the Auditorium of The Belo Building at 400 South Record Street, Third Floor, Dallas, Texas, on Tuesday, May 8, 2012, at 11:00 a.m. (local time). The Belo Corp. Board of Directors has fixed the close of business on March 15, 2012 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the 2012 Annual Meeting of Shareholders or any adjournment(s) thereof. The annual meeting will be held for the purpose of electing four Class II directors, ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, voting on the approval of the Company’s Amended and Restated Certificate of Incorporation and considering any other matters that properly may come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustee

Only Fidelity Management Trust Company, as the trustee of each of the Savings Plans (“Fidelity”), can vote the shares of Belo Corp. stock held by each of the Savings Plans. However, under the terms of your plan, you are entitled to instruct Fidelity how to vote the shares of Belo Corp. stock that were allocated to your plan account at the close of business on the Record Date. Voting instructions with respect to shares held in the Savings Plans must be received by 11:59 p.m. Eastern Time on May 6, 2012, and may not be provided at the meeting.

The Notice you received includes instructions on how to access the proxy materials and how to provide your voting instructions to Fidelity via the Internet. It also provides information on how to request a printed set of the proxy materials, including a voting instruction card. Your participation is important and your vote is confidential. Please take the time to vote your plan shares via the Internet using the instructions included in the Notice, by using the toll-free telephone number provided in the proxy materials, or, if you opt to receive paper copies, by completing the voting instruction card and returning it in the envelope provided.

With respect to each of the Savings Plans, Fidelity will vote all Belo Corp. shares held by that plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 6, 2012 from participants in that plan, unless Fidelity determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, then Fidelity will vote your plan shares FOR all nominees standing for election as directors, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and FOR the approval of Company’s Amended and Restated Certificate of Incorporation. In addition, at its discretion, Fidelity is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to Fidelity are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of Belo Corp. or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct Fidelity to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, Fidelity must establish a cut-off date for receipt of voting instructions. The cut-off date is May 6, 2012. Fidelity cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before May 6, 2012. If Fidelity does not receive timely instructions from you with respect to your plan shares, Fidelity will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants in your Savings Plan.

Further Information

If you are a direct shareholder of Belo Corp., please note that you must vote your directly-owned shares and your plan shares separately. You may not use the card or the voter identification information with respect to your directly-owned shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct Fidelity how to vote your plan shares is an important part of your rights as a participant. Please consider the proxy materials carefully and provide your voting instructions to us promptly.

March 23, 2012

FIDELITY MANAGEMENT TRUST COMPANY

as Trustee of the BELO SAVINGS PLAN and

as Trustee of the A. H. BELO SAVINGS PLAN

BELO-LTR-12

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to the annual meeting day. Voting instructions with respect to Belo Corp. shares held in the Belo Savings Plan and the separate A. H. Belo Savings Plan maintained by A. H. Belo (together, the “Savings Plans”) must be received by 11:59 p.m. Eastern Time on May 6, 2012, and may not be provided at the meeting. BELO CORP. INTERNET http://www.proxyvoting.com/blc Use the Internet to vote. Have your proxy/voting instruction card in hand when you access the Web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote. Have your proxy/voting instruction card in hand when you call. If you vote by Internet or by telephone, you do NOT need to mail back your proxy/voting instruction card. To vote by mail, mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies or the Trustee of the Savings Plans, as applicable, to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card. Fulfillment 19733 19751 FOLD AND DETACH HERE 1. Election of the following nominees as Class II directors (terms expire as stated in the proxy materials) Nominees: 01 Peter A. Altabef 02 Henry P. Becton, Jr. 03 James M. Moroney III 04 Lloyd D. Ward FOR WITHHOLD *EXCEPTIONS ALL FOR ALL (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions Please mark your votes as indicated in this example 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm 3. Approval of the Company’s Amended and Restated Certificate of Incorporation 4. At the discretion of such proxy holders or the Trustee of the Savings Plans, as applicable, on any other matter that properly may come before the meeting or any adjournment or postponement thereof. This proxy/voting instruction card will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date

You can now access your Belo Corp. account online. Access your Belo Corp. account online via Investor ServiceDirect® (ISD). The transfer agent for Belo Corp. now makes it easy and convenient to get current information on your shareholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://www.proxyvoting.com/blc FOLD AND DETACH HERE PROXY/VOTING INSTRUCTION CARD Annual Meeting of Shareholders — To be held May 8, 2012 THE BOARD OF DIRECTORS OF BELO CORP. SOLICITS THIS PROXY. Appointment of Proxies: The undersigned hereby appoints Dunia A. Shive, Carey P. Hendrickson, and Guy H. Kerr, or any one or more of them as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the common stock of Belo Corp. held of record by the undersigned on March 15, 2012, at the 2012 Annual Meeting of Shareholders, and any adjournment or postponement thereof. Voting Instructions by Participants in the Savings Plans: This proxy/voting instruction card, when properly completed and returned by you, constitutes voting instructions to Fidelity Management Trust Company (“Fidelity”), as the trustee of each of the Savings Plans,to vote the shares of Belo Corp. (“Belo”) common stock allocated to your plan account as of March 15, 2012 at the 2012 Annual Meeting of Shareholders, and any adjournment or postponement thereof, and also constitutes voting instructions to Fidelity for a proportionate number of shares of Belo common stock in the Savings Plans for which voting instructions have not been received. Your instructions to Fidelity will be held in confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of Belo. Please use the other side of this form in giving your instructions. THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY YOU. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES. IF YOU SIGN, DATE AND RETURN A PROXY/VOTING INSTRUCTION CARD BUT DO NOT CHECK ANY BOXES ON THE CARD, THEN THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED “FOR” ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” APPROVAL OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AND IN THE PROXYHOLDERS’ OR THE TRUSTEE’S, AS APPLICABLE, DISCRETION ON ANY OTHER MATTER PRESENTED AT THE MEETING. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) Fulfillment 19733 19751